                                                                EXHIBIT 10.11(a)

                                                       Conformed Copy reflecting
                                                     First Amendment of 3/14/97,
                                                    Second Amendment of 5/30/97,
                                                 and Third Amendment of 9/19/97,


                                CREDIT AGREEMENT


                                     among


                              THE VAIL CORPORATION
                        (D/B/A "VAIL ASSOCIATES, INC.")
                                    Borrower


                           NATIONSBANK OF TEXAS, N.A.
                                     Agent

                                      and

                            THE LENDERS NAMED HEREIN



                                  $340,000,000



                                JANUARY 3, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----

 SECTION 1  DEFINITIONS AND TERMS........................................................   1
       1.1  Definitions..................................................................   1
       1.2  Number and Gender of Words...................................................  15
       1.3  Accounting Principles........................................................  15

 SECTION 2  COMMITMENT...................................................................  15
       2.1  Credit Facility..............................................................  15
       2.2  Loan Procedure...............................................................  16
       2.3  LC Subfacility...............................................................  16

 SECTION 3  TERMS OF PAYMENT.............................................................  19
       3.1  Notes and Payments...........................................................  19
       3.2  Interest and Principal Payments; Voluntary Commitment Reductions.............  19
       3.3  Interest Options.............................................................  21
       3.4  Quotation of Rates...........................................................  21
       3.5  Default Rate.................................................................  21
       3.6  Interest Recapture...........................................................  21
       3.7  Interest Calculations........................................................  21
       3.8  Maximum Rate.................................................................  22
       3.9  Interest Periods.............................................................  22
      3.10  Conversions..................................................................  22
      3.11  Order of Application.........................................................  22
      3.12  Sharing of Payments, Etc.....................................................  22
      3.13  Booking Loans................................................................  23
      3.14  Basis Unavailable or Inadequate for LIBOR....................................  23
      3.15  Additional Costs.............................................................  23
      3.16  Change in Laws...............................................................  24
      3.17  Funding Loss.................................................................  24
      3.18  Foreign Lenders..............................................................  24
      3.19  Affected Lender's Obligation to Mitigate.....................................  24
      3.20  Replacement Lender...........................................................  25

 SECTION 4  FEES.........................................................................  25
       4.1  Treatment of Fees............................................................  25
       4.2  Underwriting and Administrative Fees.........................................  25
       4.3  LC Fees......................................................................  25
       4.4  Commitment Fee...............................................................  25

 SECTION 5  SECURITY.....................................................................  25
       5.1  Guaranties...................................................................  25
       5.2  Collateral...................................................................  26
       5.3  Additional Security and Guaranties...........................................  26
       5.4  Financing Statements.........................................................  26

 SECTION 6  CONDITIONS PRECEDENT.........................................................  27
       6.1  Initial Advance..............................................................  27
       6.2  Each Advance.................................................................  28



                                                                                           Page
                                                                                           ----

 SECTION 7  REPRESENTATIONS AND WARRANTIES...............................................  28
       7.1  Regulation U.................................................................  28
       7.2  Corporate Existence, Good Standing, Authority and Compliance.................  28
       7.3  Subsidiaries.................................................................  29
       7.4  Authorization and Contravention..............................................  29
       7.5  Binding Effect...............................................................  29
       7.6  Financial Statements; Fiscal Year............................................  29
       7.7  Litigation...................................................................  29
       7.8  Taxes........................................................................  29
       7.9  Environmental Matters........................................................  29
      7.10  Employee Plans...............................................................  30
      7.11  Properties and Liens.........................................................  30
      7.12  Chief Executive Offices......................................................  30
      7.13  Government Regulations.......................................................  30
      7.14  Transactions with Affiliates.................................................  30
      7.15  Debt.........................................................................  30
      7.16  Material Agreements..........................................................  31
      7.17  Labor Matters................................................................  31
      7.18  Solvency.....................................................................  31
      7.19  Trade Names..................................................................  31
      7.20  Intellectual Property........................................................  31
      7.21  Full Disclosure..............................................................  31
      7.22  Stock Purchase Agreement.....................................................  31

 SECTION 8  AFFIRMATIVE COVENANTS........................................................  31
       8.1  Items to be Furnished........................................................  31
       8.2  Use of Proceeds..............................................................  32
       8.3  Books and Records............................................................  33
       8.4  Inspections..................................................................  33
       8.5  Taxes........................................................................  33
       8.6  Payment of Obligations.......................................................  33
       8.7  Expenses.....................................................................  33
       8.8  Maintenance of Existence, Assets, and Business...............................  33
       8.9  Insurance....................................................................  34
      8.10  Preservation and Protection of Rights........................................  34
      8.11  Environmental Laws...........................................................  34
      8.12  Subsidiaries.................................................................  34
      8.13  Indemnification..............................................................  34
      8.14  Interest Rate Hedging........................................................  35

 SECTION 9  NEGATIVE COVENANTS...........................................................  35
       9.1  Taxes........................................................................  35
       9.2  Payment of Obligations.......................................................  35
       9.3  Employee Plans...............................................................  35
       9.4  Debt.........................................................................  35
       9.5  Liens........................................................................  35
       9.6  Transactions with Affiliates.................................................  35
       9.7  Compliance with Laws and Documents...........................................  35
       9.8  Loans, Advances and Investments..............................................  35
       9.9  Management Fees and Distributions............................................  37

                                                                                           Page
                                                                                           ----


      9.10  Sale of Assets................................................................ 37
      9.11  Mergers and Dissolutions...................................................... 37
      9.12  Assignment.................................................................... 37
      9.13  Fiscal Year and Accounting Methods............................................ 37
      9.14  New Businesses................................................................ 37
      9.15  Government Regulations........................................................ 37

SECTION 10  FINANCIAL COVENANTS........................................................... 38
      10.1  Maximum Leverage Ratio........................................................ 38
      10.2  Minimum Fixed Charge Coverage Ratio........................................... 38
      10.3  Interest Coverage Ratio....................................................... 39

SECTION 11  DEFAULT....................................................................... 39
      11.1  Payment of Obligation......................................................... 39
      11.2  Covenants..................................................................... 39
      11.3  Debtor Relief................................................................. 40
      11.4  Judgments and Attachments..................................................... 40
      11.5  Government Action............................................................. 40
      11.6  Misrepresentation............................................................. 40
      11.7  Ownership..................................................................... 40
      11.8  Default Under Other Agreements................................................ 40
      11.9  Validity and Enforceability of Loan Papers.................................... 40
     11.10  Employee Plans................................................................ 40

SECTION 12  RIGHTS AND REMEDIES........................................................... 41
      12.1  Remedies Upon Default......................................................... 41
      12.2  Company Waivers............................................................... 41
      12.3  Performance by Agent.......................................................... 41
      12.4  Not in Control................................................................ 41
      12.5  Course of Dealing............................................................. 41
      12.6  Cumulative Rights............................................................. 41
      12.7  Application of Proceeds....................................................... 42
      12.8  Diminution in Value of Collateral............................................. 42
      12.9  Certain Proceedings........................................................... 42

SECTION 13  AGREEMENT AMONG LENDERS....................................................... 42
      13.1  Agent......................................................................... 42
      13.2  Expenses...................................................................... 43
      13.3  Proportionate Absorption of Losses............................................ 43
      13.4  Delegation of Duties; Reliance................................................ 43
      13.5  Limitation of Agent's Liability............................................... 44
      13.6  Default; Collateral........................................................... 44
      13.7  Limitation of Liability....................................................... 45
      13.8  Relationship of Lenders....................................................... 45
      13.9  Collateral Matters............................................................ 45
     13.10  Benefits of Agreement......................................................... 45

SECTION 14  MISCELLANEOUS................................................................. 45
      14.1  Headings...................................................................... 45
      14.2  Nonbusiness Days; Time........................................................ 45

                                                                                           Page
                                                                                           ----

      14.3  Communications................................................................ 45
      14.4  Form and Number of Documents.................................................. 46
      14.5  Exceptions to Covenants....................................................... 46
      14.6  Survival...................................................................... 46
      14.7  Governing Law................................................................. 46
      14.8  Invalid Provisions............................................................ 46
      14.9  Venue; Service of Process; Jury Trial......................................... 46
     14.10  Amendments, Consents, Conflicts and Waivers................................... 47
     14.11  Multiple Counterparts......................................................... 47
     14.12  Successors and Assigns; Participation......................................... 48
     14.13  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances... 49
     14.14  Entirety...................................................................... 49



                             SCHEDULES AND EXHIBITS
                             ----------------------


Schedule 1         Parties, Addresses, Committed Sums, and Wiring Information
Schedule 2         Critical Assets
Schedule 2.3       Existing Letters of Credit
Schedule 3.2       Amortization of Term Loans
Schedule 7.2       Jurisdictions of Incorporation and Business
Schedule 7.3       Corporate Structure
Schedule 7.7       Litigation Summary
Schedule 7.9       Material Environmental Matters
Schedule 7.14      Transactions with Affiliates
Schedule 7.19      Trade Names

Exhibit A-1        Revolving Credit Promissory Note
Exhibit A-2        Tranche A Promissory Note
Exhibit A-3        Tranche B Promissory Note
Exhibit B          Guaranty
Exhibit C          Pledge Agreement
Exhibit D          Loan Request
Exhibit E          Compliance Certificate
Exhibit F          Conversion Request
Exhibit G          LC Request
Exhibit H          Assignment

                                CREDIT AGREEMENT
                                ----------------

     This Credit Agreement is entered into as of January 3, 1997, among The Vail Corporation, a Colorado corporation doing business as "Vail Associates, Inc." ("BORROWER"), the Lenders (defined below), and NationsBank of Texas, N.A., as Agent for itself and the other Lenders.

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders, and Agent hereby agree as follows:

SECTION 1   DEFINITIONS AND TERMS.
---------   ---------------------

     1.1    Definitions.
            -----------

     AFFILIATE means with respect to any Person (the "relevant Person") (i) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person") or (ii) any Person (other than the relevant Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGENT means NationsBank of Texas, N.A., a national banking association, and its successor or successors as agent for Lenders under this Agreement.

     APPLICABLE MARGIN means, for any day, the margin of interest over the Base Rate or LIBOR, as the case may be, that is applicable when any interest rate is determined under this Agreement, as follows:

            (a) With respect to the Revolving Credit Tranche and the Tranche A Term Loan, the Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Resort EBITDA, as follows:


        RATIO OF FUNDED DEBT                     APPLICABLE                    APPLICABLE
        TO RESORT EBITDA                         MARGIN FOR                    MARGIN FOR
                                                   LIBOR                        BASE RATE
                                                   LOANS                         LOANS
        ----------------------------------------------------------------------------------
        Less than 2.00 to 1.00                     0.500%                        0.000%
        ----------------------------------------------------------------------------------
        Greater than or equal to        0.750% if Subordinated                   0.000%
        2.00 to 1.00, but less than     Debt comprises 15% or less
        2.75 to 1.00                    of Funded Debt and 0.625%
                                        if Subordinated Debt
                                        comprises more than 15%
                                        of Funded Debt
         ----------------------------------------------------------------------------------
        Greater than or equal to        1.000% if Subordinated                   0.000%
        2.75 to 1.00, but less than     Debt comprises 15% or less
        3.50 to 1.00                    of Funded Debt and 0.875%
                                        if Subordinated Debt
                                        comprises more than 15%
                                        of Funded Debt
        ----------------------------------------------------------------------------------


        ------------------------------------------------------------------------------------
        Greater than or equal to        1.375% if Subordinated                    0.000%
        3.50 to 1.00, but less than     Debt comprises 15% or less
        4.00 to 1.00                    of Funded Debt and
                                        1.250% if Subordinated Debt
                                        comprises more than 15%
                                        of Funded Debt
        ------------------------------------------------------------------------------------
        Greater than or equal to        1.750% if Subordinated              0.250% if
        4.00 to 1.00                    Debt comprises 15% or less          Subordinated
                                        of Funded Debt and 1.625%           Debt comprises
                                        if Subordinated Debt                15% or less of
                                        comprises more than 15%             Funded Debt and
                                        of Funded Debt                      0.125% if
                                                                            Subordinated
                                                                            Debt comprises
                                                                            more than 15%
                                                                            of Funded Debt
        ------------------------------------------------------------------------------------

        Prior to Agent's receipt of the Companies' consolidated unaudited Financial Statements for the Companies' fiscal year ended July 31, 1997, the ratio of Funded Debt to Resort EBITDA shall be deemed to be greater than 4.00 to 1.00 until the receipt of such Financial Statements (unless and until VRI has received Net Equity Proceeds of at least $65,000,000, whereupon the ratio shall be deemed to be greater than 2.75 to 1.00, but less than 3.50 to 1.00 until the receipt of such Financial Statements).

        After Agent's receipt of the Companies' consolidated unaudited
     Financial Statements for the Companies' fiscal year ended July 31, 1997, the ratio of Funded Debt to Resort EBITDA shall be calculated on a consolidated basis for the Companies in accordance with GAAP for the most recently completed fiscal year of the Companies for which results are available. The ratio shall be determined from the Current Financials and any related Compliance Certificate. However, if Borrower fails to furnish to Agent the Current Financials and any related Compliance Certificate when required pursuant to SECTION 8.1, then the ratio shall be deemed to be greater than 4.00 to 1.00 until Borrower furnishes the required Current Financials and any related Compliance Certificate to Agent. Furthermore, if the Companies' audited Financial Statements subsequently delivered to Agent for such fiscal year pursuant to SECTION 8.1(a)(ii) result in a different ratio, such revised ratio (whether higher or lower) shall govern effective as of the date of such delivery. For purposes of determining such ratio, Resort EBITDA for any fiscal year shall include on a pro forma basis all EBITDA for such period relating to assets acquired (including Restricted Subsidiaries formed or organized) during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

        (b) With respect to the Tranche B Term Loan, the Applicable Margin is
     (i) 2.250% for LIBOR Loans and 0.750% for Base Rate Loans, if Subordinated Debt comprises 15% or less of Funded Debt, and (ii) 2.125% for LIBOR Loans and 0.625% for Base Rate Loans, if Subordinated Debt comprises more than 15% of Funded Debt. Notwithstanding the foregoing, if VRI receives Net Equity Proceeds of at least $65,000,000 within 60 days after Borrower's receipt of clearance for the Ralston Resorts Acquisition from the U.S. Justice Department under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, then the Applicable Margin for the Tranche B Term Loan is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Resort EBITDA, as follows:


RATIO OF FUNDED DEBT                     APPLICABLE              APPLICABLE
TO RESORT EBITDA                         MARGIN FOR              MARGIN FOR
                                           LIBOR                  BASE RATE
                                           LOANS                    LOANS
--------------------------------------------------------------------------------

Less than 2.00 to 1.00                     0.625%                        0.000%
--------------------------------------------------------------------------------
Greater than or equal to        0.875% if Subordinated                   0.000%
2.00 to 1.00, but less than     Debt comprises 15% or less
2.75 to 1.00                    of Funded Debt and 0.750%
                                if Subordinated Debt
                                comprises more than 15%
                                of Funded Debt
--------------------------------------------------------------------------------
Greater than or equal to        1.125% if Subordinated                   0.000%
2.75 to 1.00, but less than     Debt comprises 15% or less
3.50 to 1.00                    of Funded Debt and 1.000%
                                if Subordinated Debt
                                comprises more than 15%
                                of Funded Debt
--------------------------------------------------------------------------------
Greater than or equal to        1.500% if Subordinated                   0.000%
3.50 to 1.00, but less than     Debt comprises 15% or less
4.00 to 1.00                    of Funded Debt and 1.375%
                                if Subordinated Debt
                                comprises more than 15%
                                of Funded Debt
--------------------------------------------------------------------------------
Greater than or equal to        1.875% if Subordinated        0.375% if
4.00 to 1.00                    Debt comprises 15% or less    Subordinated
                                of Funded Debt and 1.750%     Debt comprises
                                if Subordinated Debt          15% or less of
                                comprises more than 15%       Funded Debt and
                                of Funded Debt                0.250% if
                                                              Subordinated
                                                              Debt comprises
                                                              more than 15%
                                                              of Funded Debt
--------------------------------------------------------------------------------

          If VRI receives Net Equity Proceeds of at least $65,000,000 within 60 days after Borrower's receipt of clearance for the Ralston Resorts Acquisition from the U.S. Justice Department under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, then (x) prior to Agent's receipt of the Companies' unaudited consolidated Financial Statements for the Companies' fiscal year ended July 31, 1997, the ratio of Funded Debt to Resort EBITDA shall be deemed to be greater than 2.75 to 1.00, but less than 3.50 to 1.00, and (y) thereafter, the ratio shall be determined as described in the last paragraph of part (a) above of this definition.

     APPLICABLE PERCENTAGE means, for any day, the commitment fee percentage applicable under SECTION 4.4 when commitment fees are determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Resort EBITDA, as follows:

RATIO OF FUNDED DEBT                              APPLICABLE
TO RESORT EBITDA                                  PERCENTAGE
-------------------------------------------------------------

Less than 2.00 to 1.00                              0.200%
-------------------------------------------------------------
Greater than or equal to 2.00 to 1.00,              0.250%
but less than 2.75 to 1.00
-------------------------------------------------------------



--------------------------------------------------------------------
Greater than or equal to 2.75 to 1.00,            0.300%
but less than 3.50 to 1.00
--------------------------------------------------------------------
Greater than or equal to 3.50 to 1.00,            0.375%
but less than 4.00 to 1.00
--------------------------------------------------------------------
Greater than or equal to 4.00 to 1.00     0.500% if Subordinated
                                          Debt comprises 15% or
                                          less of Funded Debt and
                                          0.375% if Subordinated
                                          Debt comprises more than
                                          15% of Funded Debt
--------------------------------------------------------------------

The ratio of Funded Debt to Resort EBITDA shall be determined as described in the second and third paragraphs of part (a) of the definition of "Applicable Margin."

     APOLLO means any one or more of the following: Apollo Advisors, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., or any of its Affiliates, other than the Companies.

     BASE RATE means, for any day, the greater of (a) the annual interest rate most recently announced by Agent as its prime rate (which may not necessarily represent the lowest or best rate actually charged to any customer) in effect at its principal office in Dallas, Texas, automatically fluctuating upward and downward as specified in each announcement without special notice to Borrower or any other Person, and (b) the sum of the Federal Funds Rate plus 0.5%.

     BASE RATE LOAN means a Loan bearing interest at the sum of the Base Rate plus the Applicable Margin.

     BC HOUSING BONDS means the Eagle County, Colorado, Taxable Housing Facilities Revenue Bonds (BC Housing, LLC Project) Series 1997A in the original principal amount of $9,100,000.

     BC HOUSING INDENTURE means the Trust Indenture dated as of June 1, 1997, between Eagle County, Colorado, as Issuer, and the BC Housing Trustee, relating to the BC Housing Bonds, as amended, supplemented or restated from time to time.

     BC HOUSING LC means the irrevocable transferable LC to be issued by Agent to the BC Housing Trustee, under the terms of which it will be entitled to draw, with respect to the BC Housing Bonds, up to (a) an amount sufficient to pay (i) the principal of the BC Housing Bonds when due, or (ii) the portion of the purchase price of the BC Housing Bonds tendered or deemed tendered for purchase in accordance with the BC Housing Indenture and not subsequently remarketed corresponding to the principal amount of such bonds, plus (b) an amount equal to approximately 35 days of accrued interest on the BC Housing Bonds (at up to 15% per annum in accordance with the BC Housing Indenture), to pay (i) interest on the BC Housing Bonds when due, or (ii) the portion of the purchase price of BC Housing Bonds tendered or deemed tendered for purchase in accordance with the BC Housing Indenture and not subsequently remarketed corresponding to accrued interest then due on such bonds. The BC Housing LC will be in the maximum amount of $9,232,709 and will expire on June 15, 2002. The BC Housing LC will constitute an LC issued under this Agreement.

     BC HOUSING TRUSTEE means Colorado National Bank, as the Trustee under the BC Housing Trust Indenture, and any successor thereto.

     BORROWER is defined in the preamble to this Agreement.

     BUSINESS DAY means any day, other than Saturday, Sunday, and any other day that commercial banks are authorized or required by Law to be closed in Texas or New York or, for purposes of any LIBOR Loan, in London.

     CAPITAL LEASE means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

     CHANGE OF CONTROL TRANSACTION means the occurrence of any transaction or event, other than the issuance and sale in a public offering of equity securities of VRI, as a result of which transaction or event Apollo shall cease to possess, and some other Person shall obtain, in either case directly or indirectly, the power to direct or cause the direction of the management or policies of VRI, whether through the ownership of voting securities, by contract or otherwise.

     CLOSING DATE means the date on which counterparts of this Agreement have been executed and delivered to Agent by each party hereto in accordance with
SECTION 14.11.

     CODE means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations from time to time in effect.

     COLLATERAL is defined in SECTION 5.2.

     COLLATERAL AGENCY AGREEMENT means the Collateral Agency Agreement dated as of November 23, 1993, among VHI, Borrower, Beaver Creek Associates, Inc., NationsBank of Texas, N.A., as agent for certain lenders to Borrower, NationsBank of Texas, N.A., as Collateral Agent, and the Indenture Trustees for the Vail Bonds named therein.

     COMMITTED SUM means the aggregate amount (as reduced and canceled under this Agreement) stated beside a Lender's name for the Facility on SCHEDULE 1 as most recently amended under this Agreement.

     COMPANIES means VRI and each of VRI's Restricted and Unrestricted Subsidiaries now or hereafter existing.

     COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT E and signed by Borrower's Chief Financial Officer, together with the calculation worksheet described therein.

     CONVERSION REQUEST means a request substantially in the form of EXHIBIT F.

     CURRENT FINANCIALS means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Agent under SECTION 6.1, 8.1(a) or 8.1(b), as the case may be.

     DEBT of any Person means at any date, without duplication (and calculated in accordance with GAAP), (a) all Funded Debt of such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, other than (i) obligations under employment contracts or deferred employee compensation plans and (ii) trade accounts payable and other expenses or payables arising in the ordinary course of business, (c) all Debt of others secured by a Lien on any asset of such Person (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured), whether or not such Debt is assumed by such Person, and (d) all guarantees and other contingent obligations (as a general partner or otherwise) of such Person with respect to Debt of others.

     DEBTOR RELIEF LAWS means the Bankruptcy Reform Act of 1978, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors' Rights from time to time in effect.

     DEFAULT is defined in SECTION 11.

     DEFAULT RATE means an annual rate of interest equal from day to day to the lesser of (a) the then-existing Base Rate plus 2%, and (b) the Maximum Rate.

     DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such Person, (b) the payment of any dividend on or with respect to those securities by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

     EBITDA means earnings before interest expenses, taxes and non-cash operating charges (such as depreciation and amortization expense), and extraordinary gains and losses, calculated on a consolidated basis for the Companies in accordance with GAAP.

     EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

     ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of ambient air, water or land or to Hazardous Substances.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

     EXCESS CASH FLOW means, in respect of any period, the following, calculated on a consolidated basis for the Restricted Companies in accordance with GAAP:
(a) net income (excluding gains from dispositions of assets), plus depreciation and amortization expense, plus other noncash charges, minus other noncash income for such period, minus (b) the sum of Scheduled Principal Payments, voluntary prepayments of principal on the Term Loans and payments or prepayments of principal on other non-revolving indebtedness during such period, plus capital expenditures during such period (including permitted investments under SECTION 9.8(i)).

     EXISTING CREDIT AGREEMENTS means (a) the Credit Agreement dated as of November 23, 1993, among Borrower, NationsBank of Texas, N.A., as agent, and the banks named therein (as amended by (i) the Amended and Restated Permanent Credit Agreement dated as of February 7, 1994, (ii) the First Amendment to Amended and Restated Permanent Credit Agreement dated as of June 1, 1994, (iii) the Second Amended and Restated Credit Agreement dated as of March 31, 1995, and (iv) the First Amendment to Second Amended and Restated Credit Agreement of even date herewith), providing for credit in an amount up to $105,000,000, and (b) the Credit Agreement dated as of March 31, 1995, among Borrower, NationsBank of Texas, N.A., as agent, and the banks named therein, providing for credit in an amount up to $30,000,000.

     FACILITY means, collectively, the Revolving Credit Tranche, the Tranche A Term Loan and the Tranche B Term Loan.

     FEDERAL FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or, if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

     FINANCIAL HEDGE means a swap, collar, floor, cap or other contract between Borrower and any Lender or an Affiliate of any Lender (or another Person reasonably acceptable to Agent), which is intended to reduce or eliminate the risk of fluctuations in interest rates and which is legal and enforceable under applicable Law.

     FINANCIAL STATEMENTS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, and (b) other than as stated in SECTION 1.3, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable.

     FOREST SERVICE ASSIGNMENTS means, collectively (a) Assignments in Trust of each of the Forest Service Permits, and (b) any replacement of all or any portion of the foregoing, as contemplated by SECTION 5.3(b).

     FOREST SERVICE PERMITS means the Vail Forest Service Permits and the Ralston Forest Service Permits.

     FUNDED DEBT means the following, calculated on a consolidated basis for the Restricted Companies in accordance with GAAP: (i) all obligations for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond, debenture or other similar instrument, or as an unfulfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise), plus (but without duplication) (ii) all Capital Lease obligations (other than the interest component of such obligations) of any Restricted Company.

     FUNDING LOSS means any loss or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever, other than a default by Agent or the Lender claiming such loss or expense) to take any Loan that it has requested under this Agreement, or (b) Borrower pays any LIBOR Loan or converts any LIBOR Loan to a Base Rate Loan, in each case, before the last day of the applicable Interest Period.

     GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     GUARANTOR means any Company which has executed and delivered a Guaranty.

     GUARANTY means a guaranty substantially in the form of EXHIBIT B.

     HAZARDOUS SUBSTANCE means any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law.

     INTELLECTUAL PROPERTY means (a) common law, federal statutory, state statutory and foreign trademarks or service marks (including, without limitation, all registrations and pending applications and the goodwill of the business symbolized by or conducted in connection with any such trademark or service mark), trademark or service mark licenses and all proceeds of trademarks or service marks (including, without limitation, license royalties and proceeds from infringement suits), (b) United States and foreign patents (including, without limitation, all pending applications, continuations, continuations-in-part, divisions, reissues, substitutions and extensions of existing patents or applications), patent licenses and all proceeds of patents (including, without limitation, license royalties and proceeds from infringement suits), (c) copyrights (including, without limitation, all registrations and pending applications), copyright licenses and all proceeds of copyrights (including, without limitation, license royalties and proceeds from infringement suits), and
(d) trade secrets, but does not include (i) any licenses (including, without limitation, liquor licenses) or any permits (including, without limitation, sales tax permits) issued by a Tribunal and in which (y) the licensee's or permittee's interest is defeasible by such Tribunal and (z) the licensee or permittee has no right beyond the terms, conditions and periods of the license or permit, or (ii) trade names or "dba"s to the extent they do not constitute trademarks or service marks.

     INTEREST PERIOD is determined in accordance with SECTION 3.9.

     LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees and judgments.

     LC means (a) each of the Smith Creek LCs, the BC Housing LC and each existing letter of credit issued by Agent for the account of any of the Companies and described on SCHEDULE 2.3, and (b) each other letter of credit (in such form as shall be customary in respect of obligations of a similar nature and as shall be reasonably requested by Borrower) issued by Agent under this Agreement and an LC Agreement.

     LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Agent in its reasonable discretion) submitted by Borrower to Agent for an LC for the account of any Company.

     LC EXPOSURE means, without duplication, the sum of (a) the aggregate face amount of all undrawn and uncancelled LCs, plus (b) the aggregate unpaid reimbursement obligations of Borrower under drawings or drafts under any LC.

     LC REQUEST means a request substantially in the form of EXHIBIT G.

     LC SUBFACILITY means a subfacility under the Revolving Credit Tranche for the issuance of LCs, as described in SECTION 2.3.

     LENDERS means each of the lenders named on the attached SCHEDULE 1 or on the most recently amended SCHEDULE 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

     LIBOR means, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any successor page or any successor service for the purpose of displaying London interbank offered rates of major banks) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates.

     LIBOR LOAN means a Loan bearing interest at the sum of LIBOR plus the Applicable Margin.

     LIEN means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     LITIGATION means any action by or before any Tribunal.

     LOAN means any amount disbursed by any Lender to Borrower or on behalf of any Company under the Loan Papers, either as an original disbursement of funds, the continuation of an amount outstanding, or payment under an LC.

     LOAN DATE is defined in SECTION 2.2(a).

     LOAN PAPERS means (a) this Agreement and the Notes, (b) the Security Documents and documents related thereto and each Guaranty, (c) all LCs and LC Agreements, (d) any Financial Hedge between Borrower and any

Lender or an Affiliate of any Lender, and (e) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

     LOAN REQUEST means a request substantially in the form of EXHIBIT D.

     MATERIAL ADVERSE EVENT means any (a) material impairment of the ability of the Restricted Companies as a whole to perform their payment or other material obligations under the Loan Papers or material impairment of the ability of Agent or any Lender to enforce any of the material obligations of the Restricted Companies as a whole under the Loan Papers, or (b) material and adverse effect on the financial condition of the Restricted Companies as a whole.

     MATERIAL AGREEMENT means, for any Person, any agreement (excluding purchase orders for material, services or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon 30 or fewer days' notice without liability for further payment, other than nominal penalty, and that requires that Person to pay more than $2,000,000 during any 12-month period.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve or receive on the Obligation held by such Lender.

     MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of
Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     NET EQUITY PROCEEDS means the net cash proceeds received by the Companies from the issuance and sale of equity securities.

     NOTE means a promissory note substantially in the form of EXHIBIT A-1, A-2, or A-3, as amended, supplemented or restated.

     OBLIGATION means all present and future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Agent and Lenders by the Companies under the Loan Papers, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers.

     PARTICIPANT is defined in SECTION 14.12(b).

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

     PERMITTED DEBT means:

         (a)   the Obligation;

         (b) amounts owed, and all guarantee obligations in existence on the date hereof of any Company, in connection with the Vail Bonds and the Ralston Bonds;

         (c) Subordinated Debt of VRI, VHI or Borrower and Debt incurred to refinance VRI's 12- 1/4% Senior Subordinated Notes Due 2002;

         (d) Debt arising from endorsing negotiable instruments for collection in the ordinary course of business;

         (e) contingent obligations of Borrower under the $10,115,000 Standby Bond Purchase Agreement between Borrower and Colorado National Bank, as Trustee, dated July 9, 1996;

         (f) in addition to the foregoing, (i) Debt of Unrestricted Subsidiaries which is non-recourse to the Restricted Companies and their assets, (ii) fees and other amounts payable under the Forest Service Permits in the ordinary course of business, and (iii) inter-Company Debt between Restricted Companies;

         (g) approximately $3,000,000 remaining outstanding under a $4,500,000 term loan payable by Ralston Resorts to National Australia Bank Limited in connection with the Keystone Conference Center and refinancings thereof; and

         (h) in addition to the foregoing, up to $40,000,000 of additional Debt of the Companies in the aggregate at any point in time.

     PERMITTED LIENS means:

         (a)   Liens directly securing the Obligation;

         (b) Liens created by, or pursuant to, the Collateral Agency Agreement for the benefit of the holders of the Vail Bonds and the Debt Service Reserve Funds established pursuant to the Loan Agreements described in the Collateral Agency Agreement;

         (c) Liens on the amounts in the Bond Fund, Redemption Fund and Rebate Fund established and maintained in accordance with the provisions of the documents executed in connection with the issuance of the Ralston Bonds;

         (d) Liens on assets of Unrestricted Subsidiaries securing Debt which is non-recourse to the Restricted Companies and their assets;

         (e)   purchase money liens which encumber only the assets acquired;

         (f) pledges or deposits made to secure payment of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs;

         (g) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, surety or appeal bonds or indemnity, performance or other similar bonds in the ordinary course of business;

         (h) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

         (i) the following, if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance: (i) Liens for Taxes; (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits;

     (iii) Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens); and (iv) adverse judgments on appeal;

         (j) any interest or title of a lessor or licensor in assets being leased or licensed to a Company;

         (k) licenses, leases or subleases granted to third Persons which do not interfere in any material respect with the business conducted by the Companies;

         (l) any Lien on any asset of any corporation that becomes a Subsidiary of VRI, which Lien exists at the time such corporation becomes a Subsidiary of VRI and is not created in contemplation thereof;

         (m) in respect of Water Rights, the provisions of the instruments evidencing such Water Rights and any matter affecting such Water Rights which does not affect the Companies' rights to sufficient quantity and quality of water to conduct business as in effect on the date hereof or any expansion planned as of the date hereof (including, without limitation, any Lien of the Colorado Water Conservation Board, or its successors and assigns, on stock owned by any Company in a Colorado ditch and reservoir company formed in accordance with the Colorado Corporation Code, as amended);

         (n) in respect of the Forest Service Permits, the provisions of the instruments evidencing such permits and all rights of the United States and its agencies with respect thereto or with respect to the land affected thereby; and

         (o) Liens on cash accounts not to exceed $250,000 in the aggregate at the FirstBank of Vail established in connection with collateralizing a portion, if any, of certain second mortgage loans made by such bank, and guaranteed by Borrower, as part of the Vail Associates Home Mortgage Program for Borrower's employees.

     PERSON means any individual, partnership, entity or Tribunal.

     PLEDGE AGREEMENTS means the following, each of even date herewith and substantially in the form of EXHIBIT C: (a) Pledge Agreement from VRI relating to the capital stock issued by VHI and each of VRI's other direct Restricted Subsidiaries, (b) Pledge Agreement from VHI relating to the capital stock issued by Borrower, (c) Pledge Agreement from Borrower relating to the capital stock issued by Ralston Resorts and Borrower's other direct Restricted Subsidiaries,
(d) Pledge Agreement from Ralston Resorts relating to the capital stock issued by its Restricted Subsidiaries and its Rights with respect to Distributions from Keystone/Intrawest L.L.C., (e) Pledge Agreement from Vail Associates Real Estate Group, Inc., relating to the capital stock issued by its direct Restricted Subsidiaries, (f) Pledge Agreement from Beaver Creek Associates, Inc., relating to the capital stock issued by its Restricted Subsidiary, and (g) Pledge Agreement from Vail Associates Real Estate, Inc., relating to the capital stock issued by its Restricted Subsidiary and its 50% ownership interest in Slifer, Smith & Frampton/Vail Associates Real Estate, L.L.C.

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

     PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans.

     PRO RATA and PRO RATA PART means, when determined for any Lender, (a) with respect to the Revolving Credit Tranche, if no Principal Debt is outstanding, the proportion (stated as a percentage) that its commitment for such Tranche bears to Lenders' aggregate commitment for such Tranche, or if any Principal Debt is outstanding, the proportion (stated as a percentage) that its Principal Debt under such Tranche bears to all such Principal Debt, (b) with respect to the Tranche A Term Loan or the Tranche B Term Loan, the proportion (stated as a percentage) that its Principal Debt under such Tranche bears to all such Principal Debt, and (c) with respect to the Facility as a whole, if no Default or Potential Default exists, the proportion (stated as a percentage) that its Committed Sum bears to the Total Commitment, or if a Default or Potential Default exists, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the aggregate Principal Debt owed to all Lenders.

     PURCHASER is defined in SECTION 14.12(c).

     QUARTERLY DATE means each March 31, June 30, September 30 and December 31.

     RALSTON BONDS means (a) the Summit County, Colorado, Sports Facilities Refunding Revenue Bonds (Keystone Resorts Management, Inc. Project) Series 1990, in the original principal amount of $20,360,000, (b) the Summit County, Colorado, Sports Facilities Refunding Revenue Bonds (Keystone Resorts Management, Inc. Project) Series 1991, in the original principal amount of $3,000,000, and (c) refinancings of any of the foregoing.

     RALSTON FOREST SERVICE PERMITS means (a) Term Special Use Permit Holder No. 5289-01 for Keystone ski area issued by the Service to Ralston Resorts on December 31, 1996, and expiring on December 31, 2032; (b) Term Special Use Permit Holder No. 5289-04 for Breckenridge ski area issued by the Service to Ralston Resorts on December 31, 1996, and expiring on December 31, 2029; (c) Term Special Use Permit Holder No. 5289-02 for Arapahoe Basin ski area issued by the Service to Ralston Resorts on December 31, 1996, and expiring on December 31, 2029; and (d) any replacements of any of the foregoing, as contemplated by
SECTION 5.3(b).

     RALSTON RESORTS means Ralston Resorts, Inc., a Colorado corporation.

     RALSTON RESORTS ACQUISITION means Borrower's acquisition of all of the capital stock of Ralston Resorts from Ralston Foods, Inc., pursuant to the Stock Purchase Agreement.

     REPRESENTATIVES means representatives, officers, directors, employees, attorneys and agents.

     REQUIRED LENDERS means Lenders holding more than (a) 50% of the Total Commitment, if no Default or Potential Default exists, or (b) 50% of the outstanding Principal Debt, if a Default or Potential Default exists.

     RESERVE REQUIREMENT means, with respect to any LIBOR Loan for the relevant Interest Period, the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

     RESORT EBITDA means EBITDA, minus EBITDA related to real estate activities, and minus any portion of EBITDA attributable to Unrestricted Subsidiaries.

     RESPONSIBLE OFFICER means the chairman, president, chief executive officer or chief financial officer of Borrower.

     RESTRICTED COMPANY means VRI, VHI, Borrower and all of VRI's other direct and indirect Subsidiaries (other than Unrestricted Subsidiaries).

     RESTRICTED SUBSIDIARY means VHI, Borrower and all of VRI's other direct and indirect Subsidiaries (other than Unrestricted Subsidiaries).

     REVOLVING CREDIT COMMITMENT means the amount (as reduced and canceled under this Agreement) so designated beside a Lender's name on SCHEDULE 1 as most recently amended under this Agreement.

     REVOLVING CREDIT COMMITMENT USAGE means, at any time, the sum of (a) the aggregate Principal Debt under the Revolving Credit Tranche, plus (b) the LC Exposure.

     REVOLVING CREDIT TERMINATION DATE means the earlier of (a) April 15, 2003, and (b) the effective date that the Lenders' commitments to lend under this Agreement are otherwise canceled or terminated.

     REVOLVING CREDIT TRANCHE is defined in SECTION 2.1.

     RIGHTS means rights, remedies, powers, privileges and benefits.

     SCHEDULED PRINCIPAL PAYMENTS means the installments of principal due on the Term Loans as described on SCHEDULE 3.2.

     SECURITY DOCUMENTS means, collectively, the Pledge Agreements, the Forest Service Assignments and any other security agreements or similar documents entered into by any Restricted Company from time to time pursuant to the Loan Papers, as amended, supplemented or restated.

     SERVICE means the United States Department of Agriculture Forest Service or any successor agency.

     SMITH CREEK BONDS means the Smith Creek Metropolitan District, Eagle County, Colorado Variable Rate Revenue Bonds, the initial series of which was Series 1995 in the original principal amount of $26,000,000 and the second series of which will be Series 1997 in the original principal amount of $18,500,000.

     SMITH CREEK INDENTURE means the Trust Indenture dated as of April 1, 1995, by and between Smith Creek Metropolitan District, as Issuer, and the Smith Creek Trustee, relating to the Smith Creek Bonds, as supplemented by the First Supplemental Trust Indenture dated as of March 1, 1997, by and between Smith Creek Metropolitan District and the Smith Creek Trustee, and as amended, further supplemented or restated from time to time.

     SMITH CREEK LC means either of the two irrevocable transferable LCs issued to the Smith Creek Trustee, under the terms of which it will be entitled to draw, with respect to the applicable series of Smith Creek Bonds, up to (a) an amount sufficient to pay (i) the principal of the "Outstanding Bonds" (as defined in the Smith Creek Indenture) when due, or (ii) the portion of the purchase price of Outstanding Bonds tendered or deemed tendered for purchase in accordance with the Smith Creek Indenture and not subsequently remarketed corresponding to the principal amount of such bonds, plus (b) an amount equal to approximately 185 days of accrued interest on the Outstanding Bonds (at 12% per annum or such higher rate as the Smith Creek Trustee may designate in accordance with the Smith Creek Indenture), to pay (i) interest on the Outstanding Bonds when due, or (ii) the portion of the purchase price of Outstanding Bonds tendered or deemed tendered for purchase in accordance with the Smith Creek Indenture and not subsequently remarketed corresponding to accrued interest then due on such bonds. The initial Smith Creek LC, issued in connection with the Series 1995 Smith Creek Bonds, was in the maximum amount of $27,581,370 and, as amended, will expire on October 15, 2002. The second Smith Creek LC, issued in connection with the Series 1997 Smith Creek Bonds, will be in the maximum amount of $19,625,206 and will also expire on October 15, 2002. Each Smith Creek LC will constitute an LC issued under this Agreement.

     SMITH CREEK TRUSTEE means Colorado National Bank, as the Successor Trustee under the Smith Creek Trust Indenture, and any future successor thereto.

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     STOCK PURCHASE AGREEMENT means the Stock Purchase Agreement dated July 22, 1996, among VRI, Ralston Foods, Inc., and Ralston Resorts, as amended.

     SUBORDINATED DEBT means (a) VRI's 12- 1/4% Senior Subordinated Notes Due 2002, currently in the amount of $62,647,000 and (b) any other unsecured indebtedness for borrowed money for which a Company is directly and primarily obligated that (i) does not have any stated maturity before the latest maturity of any part of the Obligation if such indebtedness was created after the Closing Date, (ii) has terms that are no more restrictive upon the Company than the terms of the Loan Papers, and (iii) is subordinated, upon terms satisfactory to Agent, to the payment and collection of the Obligation.

     SUBSIDIARY means with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     TAXES means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises or assets.

     TERM LOANS means the Tranche A Term Loan and the Tranche B Term Loan.

     TOTAL COMMITMENT means, at any time, the sum of all Committed Sums for all Lenders (as reduced or canceled under this Agreement) then in effect.

     TRANCHE means each of the Revolving Credit Tranche, the Tranche A Term Loan and the Tranche B Term Loan.

     TRANCHE A COMMITMENT means the amount (as reduced or canceled under this Agreement) so designated beside a Lender's name on SCHEDULE 1 as most recently amended under this Agreement.

     TRANCHE A TERMINATION DATE means the earlier of (a) April 15, 2003, and (b) the effective date that Lenders' commitments to lend under this Agreement are otherwise canceled or terminated.

     TRANCHE A TERM LOAN is defined in SECTION 2.1(b).

     TRANCHE B COMMITMENT means the amount (as reduced or canceled under this Agreement) so designated beside a Lender's name on SCHEDULE 1 as most recently amended under this Agreement.

     TRANCHE B TERMINATION DATE means the earlier of (a) April 15, 2004, and (b) the effective date that Lenders' commitments to lend under this Agreement are otherwise canceled or terminated.

     TRANCHE B TERM LOAN is defined in SECTION 2.1(c).

     TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     TRUSTEE means the Smith Creek Trustee or the BC Housing Trustee, and TRUSTEES means the Smith Creek Trustee and the BC Housing Trustee.

     TYPE means any type of Loan determined with respect to the applicable interest option.

     UCP means The Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (as amended or modified).

     UNRESTRICTED SUBSIDIARY means Vail Associates Investments, Inc., and any newly-formed Subsidiary created by Borrower pursuant to SECTION 8.12 (which may be a partnership, joint venture, corporation or other entity) (a) which does not own any Forest Service Permit or the stock of any Restricted Company (regardless of whether the Liens of the Security Documents relating to such assets have been released) or any of the assets described on SCHEDULE 2, (b) which has (and whose other partners, joint venturers or shareholders have) no Debt or other material obligation which is recourse to any Restricted Company or to the assets of any Restricted Company (other than with respect to limited guarantees or other recourse agreements of the Companies which are permitted to be incurred hereunder within the $40,000,000 of recourse Debt allowed under clause (h) of the definition of "Permitted Debt"), and (c) which has been designated by Borrower as an Unrestricted Subsidiary by notice to Agent.

     VAIL BONDS means (a) the Eagle County, Colorado, Sports Facilities Revenue Refunding Bonds (Beaver Creek Associates Project) Series 1992, in the original principal amount of $19,600,000, (b) the Eagle County, Colorado, Sports and Housing Facilities Refunding Bonds (Vail Associates Project) Series 1992, in the original principal amount of $21,600,000, and (c) refinancings of any of the foregoing.

     VAIL FOREST SERVICE PERMITS means (a) Ski Area Term Special Use Permit Holder No. 4056/01 issued by the Service to Borrower for the Vail ski area on November 23, 1993, and expiring on October 31, 2031; (b) Term Special Use Permit No. Holder 4191/01 issued by the Service to Borrower's wholly-owned subsidiary, Beaver Creek Associates, Inc., for the Beaver Creek ski area on January 29, 1980, and expiring on December 31, 2006; (c) Special Use Permit Holder No. 4191/02 issued by the Service to Beaver Creek Associates, Inc., on January 29, 1980, to supplement Term Special Use Permit Holder No. 4191/01, and expiring on December 31, 2006; and (d) any replacements of any of the foregoing, as contemplated by SECTION 5.3(b).

     VHI means Vail Holdings, Inc., a Colorado corporation and the direct owner of Borrower.

     VRI means Vail Resorts, Inc., a Delaware corporation and the indirect owner of Borrower.

     WATER RIGHTS means all water rights and conditional water rights that are appurtenant to real property owned by the Companies or that have been used or are intended for use in connection with the conduct of the business of the Companies, including but not limited to (a) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit, (b) all rights with respect to groundwater underlying any real property owned by the Companies, (c) any permit to construct any water well, water from which is intended to be used in connection with such real property, and (d) all right, title and interest of the Companies under any decreed or pending plan of augmentation or water exchange plan.

     1.2  Number and Gender of Words.  The singular number includes the plural
          --------------------------
where appropriate and vice versa, and words of any gender include each other gender where appropriate.

     1.3  Accounting Principles.  Under the Loan Papers and any documents
          ---------------------
delivered thereunder, unless otherwise stated, (a) GAAP in effect on the date of this Agreement determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while VRI has any consolidated Restricted Subsidiaries, all accounting and financial terms and compliance with financial covenants must be on a consolidating and consolidated basis, as applicable.

SECTION 2 COMMITMENT.
--------- ----------

     2.1  Credit Facility.
          ---------------

          (a) Subject to the provisions in the Loan Papers, each Lender shown on SCHEDULE 1 as providing a Revolving Credit Commitment hereby severally and not jointly agrees to lend to Borrower its Pro Rata Part (in accordance with its Revolving Credit Commitment) of one or more revolving Loans in an aggregate principal amount outstanding at any time up to such Lender's Revolving Credit Commitment which Borrower may borrow, repay, and reborrow under this Agreement (collectively for all Lenders, the "REVOLVING CREDIT TRANCHE"). Revolving Credit Loans are subject to the following conditions:

                (i) Each Revolving Credit Loan must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Credit Termination Date;

                (ii) Each Revolving Credit Loan must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (ii) $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan);

                (iii) When determined, (i) Revolving Credit Commitment Usage may not exceed the aggregate commitment under the Revolving Credit Tranche (as such amount is reduced and canceled in accordance with this Agreement), and (ii) for any Lender, its Pro Rata Part of the Revolving Credit Commitment Usage may not exceed such Lender's Revolving Credit Commitment; and

                (iv) During each fiscal year of the Companies there must be a period of at least 30 consecutive days (which period must include April 15th of such year) when the unused portion of the aggregate commitment under the Revolving Credit Tranche equals or exceeds $50,000,000.

          (b) Subject to the provisions in the Loan Papers, each Lender shown on SCHEDULE 1 as providing a Tranche A Commitment hereby severally and not jointly agrees to lend to Borrower on the Closing Date its part of a single disbursement of funds in the amount of such Lender's Tranche A Commitment which, when repaid, may not be reborrowed hereunder (collectively for all Lenders, the "TRANCHE A TERM LOAN").

          (c) Subject to the provisions in the Loan Papers, each Lender shown on SCHEDULE 1 as providing a Tranche B Commitment hereby severally and not jointly agrees to lend to Borrower on the Closing Date its part of a single disbursement of funds in the amount of such Lender's Tranche B Commitment which, when repaid, may not be reborrowed hereunder (collectively for all Lenders, the "TRANCHE B TERM LOAN").

     2.2  Loan Procedure.
          --------------

          (a) Borrower may request a Loan by submitting to Agent a Loan Request, which is irrevocable and binding on Borrower. It must be received by Agent no later than 1:00 p.m. on the third Business Day preceding the date on which funds are requested (the "LOAN DATE") for any LIBOR Loan or no later than 1:00 p.m. on the Business Day immediately preceding the Loan Date for any Base Rate Loan. Agent shall promptly notify each Lender of its receipt of any Loan Request and its contents.

          (b) Each Lender shall remit its applicable Pro Rata Part of each requested Loan under a Tranche for which such Lender has provided a commitment to Agent's principal office in Dallas, Texas, in funds that are available for immediate use by Agent by 11:00 a.m. on the applicable Loan Date. Subject to receipt of such funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower as directed in the Loan Request.

          (c) Absent contrary written notice from a Lender, Agent may assume that each Lender which has provided a commitment for the relevant Tranche has made its Pro Rata Part of the requested Loan available to Agent on the applicable Loan Date, and Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make such Pro Rata Part of any requested Loan available to Agent on the applicable Loan Date, Agent may recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (ii), if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Loan during the period commencing on the Loan Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to fund any part of any Loan.

     2.3  LC Subfacility.
          --------------

          (a) Subject to the terms and conditions of this Agreement and applicable Law, Agent agrees to issue LCs under the Revolving Credit Tranche upon Borrower's delivery of an LC Request and an LC Agreement, each of which must be received by Agent no later than 1:00 p.m. on the third Business Day preceding the date on which the requested LC is to be issued; provided that the LC Exposure may not exceed $85,000,000 and the Revolving Credit Commitment Usage may not exceed the aggregate commitment under the Revolving Credit Tranche (as such amount is reduced and canceled in accordance with this Agreement). Each LC (other than Smith Creek LCs) must expire no later than 13 months from its issuance; provided that any LC (other than Smith Creek LCs) may, at Borrower's request, provide that it is self-extending upon its expiration date for successive periods of 6 to 12 months each (as selected by Borrower), unless Agent has given the beneficiary thereunder at least 30 days (but no more than 120 days) prior written notice to the contrary (provided, however, that such notice shall in no event be given by Agent unless (i) Agent is directed so to do by Borrower or (ii) a Default exists). Amounts drawn under Smith Creek LCs are subject to reinstatement upon the terms set forth therein. In no event may any LC have an expiration date later than the Revolving Credit Termination Date.

          (b) Immediately upon Agent's issuance of any LC, Agent shall be deemed to have sold and transferred to each Lender with a Revolving Credit Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's Pro Rata Part of the Revolving Credit Tranche) in the LC and all applicable Rights of Agent in the LC (other than Rights to receive the fronting fees provided for in SECTION 4.3). Agent shall provide a copy of each LC to each such Lender promptly after issuance.

          (c) To induce Agent to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Agent (i) on or before the date when any draft or draw request is presented under any LC, the amount paid or to be paid by Agent (subject to a credit, in the case of a Smith Creek LC or the BC Housing LC, for any portion of such reimbursement received by Agent directly from the relevant Trustee for the account of Borrower under the relevant Indenture) and (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of an LC, for amending LC Agreements, for honoring drafts and draw requests, and taking similar action in connection with letters of credit. If Borrower (or, in the case of a drawing under a Smith Creek LC or the BC Housing LC, the relevant Trustee) has not reimbursed Agent for any drafts or draws paid or to be paid and Borrower has not requested a Loan to fund such reimbursement obligations within 24 hours following Agent's demand for reimbursement, Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Loan under the Revolving Credit Tranche(and the proceeds of the Loan shall be advanced directly to Agent to pay Borrower's unpaid reimbursement obligations). If funds cannot be advanced under the Revolving Credit Tranche because the Revolving Credit Commitment has been terminated under SECTION 12.1, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this SECTION 2.3(C) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense (other than payment) that Borrower may have at any time against Agent or any other Person. Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part of the Revolving Credit Tranche. From the date due to the date paid, unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

          (d) Agent shall promptly notify Borrower of the date and amount of any draft or draw request presented for honor under any LC and the date and amount of any payment by Agent in connection therewith (but failure to give notice will not affect Borrower's obligations under this Agreement). Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Agent is not liable for any of those obligations). Borrower's reimbursement obligations to Agent and Lenders, and each Lender's obligations to Agent, under this SECTION 2.3 are absolute and unconditional irrespective of, and Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses (other than payment), counterclaims or other Rights against Agent, any Lender or any other Person, or (iii) the occurrence of any Potential Default or Default.

          (e) If Borrower (or, in the case of a drawing under a Smith Creek LC or the BC Housing LC, the relevant Trustee) fails to reimburse Agent as provided in SECTION 2.3(C) within 24 hours after Agent's demand for reimbursement, and funds cannot be advanced under the Revolving Credit Tranche to satisfy the reimbursement obligations, Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Pro Rata Part under the Revolving Credit Tranche of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds such Pro Rata Part of the unpaid reimbursement obligation. Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is received by such Lender before 2:00 p.m.) (in the time zone where such Lender's office listed on SCHEDULE 1 is located) or on the next succeeding Business Day (if received after 2:00 p.m.). All amounts payable by any Lender accrue interest at the Federal Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent.

          (f) Borrower acknowledges that each LC is deemed issued upon delivery to the beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels that LC, Borrower agrees to return it to Agent together with Borrower's written certification that it has never been delivered to the beneficiary. If any LC is delivered to the beneficiary under Borrower's instructions, Borrower's cancellation is ineffective without Agent's receipt of the beneficiary's written consent and the LC. BORROWER SHALL INDEMNIFY AGENT FOR ALL LOSSES, COSTS, DAMAGES, EXPENSES AND REASONABLE ATTORNEYS' FEES SUFFERED OR INCURRED BY AGENT RESULTING FROM ANY DISPUTE CONCERNING BORROWER'S CANCELLATION OF ANY LC.

          (g) Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft or draw under any LC, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering it. Neither Agent nor its Representatives will be liable to any Lender or any Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay or omission taken or suffered by Agent or any of its Representatives in connection with any LC, applicable draws, drafts or documents, or the transmission, dispatch or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the UCP, is binding upon the Companies and Lenders and does not place Agent or any of its Representatives under any resulting liability to any Company or any Lender. AGENT AND ITS REPRESENTATIVES ARE NOT LIABLE TO ANY COMPANY OR ANY LENDER FOR ANY ACTION TAKEN OR OMITTED, IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL

     MISCONDUCT, BY AGENT OR ITS REPRESENTATIVE IN CONNECTION WITH ANY LC.

          (h) On the Revolving Credit Termination Date, or during the continuance of any Default under SECTION 11.3, or upon any demand by Agent during the continuance of any other Default, Borrower shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing LC Exposure. Any cash collateral provided by Borrower to Agent hereunder shall be deposited by Agent in an interest-bearing cash collateral account maintained with Agent at the office of Agent and invested in obligations issued or guaranteed by the United States and, upon cure of any Default or upon the surrender of any LC, Agent shall deliver the appropriate funds (together with interest earned with respect thereto) on deposit in such collateral account to Borrower.

          (i) BORROWER SHALL PROTECT, INDEMNIFY, PAY AND SAVE AGENT, EACH LENDER AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF AGENT TO HONOR A DRAFT OR DRAW REQUEST UNDER ANY LC, UNLESS THEY ARISE AS A RESULT OF AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE PROCEDURES OF THE UCP (AS MODIFIED BY ANY LC AGREEMENT OR OTHER WRITING BETWEEN BORROWER AND AGENT).

          (j) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts and draws under each LC are part of the Obligation, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

SECTION 3 TERMS OF PAYMENT.
--------- ----------------

     3.1  Notes and Payments.
          ------------------

          (a) Principal Debt under the Facility shall be evidenced by Notes, payable to each Lender in the stated principal amount of its Revolving Credit Commitment, its Tranche A Commitment, and/or its Tranche B Commitment, as applicable.

          (b) Borrower must make each payment on the Obligation to Agent's principal office in Dallas, Texas, in funds that will be available for immediate use by Agent by 12:00 noon on the day due; otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall pay to each Lender any payment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

     3.2  Interest and Principal Payments; Voluntary Commitment Reductions.
          ----------------------------------------------------------------

          (a) Accrued interest on each LIBOR Loan is due and payable on the last day of its Interest Period. If any Interest Period with respect to a LIBOR Loan is a period greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base Rate Loan is due and payable on each Quarterly Date (commencing December 31, 1996) and on the Revolving Credit Termination Date, the Tranche A Termination Date, and the Tranche B Termination Date, respectively, with respect to those portions of the Principal Debt due on such termination dates.

          (b) The Principal Debt under the Revolving Credit Tranche is due and payable on the Revolving Credit Termination Date. The Principal Debt under the Term Loans is due and payable in installments as set forth on SCHEDULE
     3.2. Upon any mandatory or voluntary prepayment of the Term Loans pursuant to SECTION 3.2(d) or (e), Agent shall prepare and distribute to Borrower and Lenders a revised SCHEDULE 3.2 reflecting the application of such prepayments in accordance with such Sections. In any event, any Principal Debt and accrued interest remaining outstanding under the Tranche A Term Loan is due and payable on the Tranche A Termination Date and any Principal Debt and accrued interest remaining outstanding under the Tranche B Term Loan is due and payable on the Tranche B Termination Date.

          (c) If the Revolving Credit Commitment Usage ever exceeds the aggregate commitment under the Revolving Credit Tranche, Borrower shall pay Principal Debt under the Revolving Credit Tranche in at least the amount of that excess, together with (i) all accrued and unpaid interest on the principal amount so paid and (ii) any resulting Funding Loss.

          (d) Borrower shall make mandatory prepayments on the Term Loans equal to the following amounts:

               (i) Immediately upon receipt thereof, 100% of the net cash proceeds (after selling expenses and income taxes related thereto and any reserves for retained liabilities until such liabilities are extinguished) received by any Restricted Company from any disposition of:

                     (A) any asset described on SCHEDULE 2 (other than from the licensing of Intellectual Property, the sale of equipment for fair and adequate consideration which is replaced with new or upgraded equipment, or the sale of inventory, in each case in the ordinary course of business), and

                     (B) any other asset (including stock of Subsidiaries) in
               excess of $1,000,000 per disposition and in excess of $5,000,000 for all dispositions in any fiscal year of the Companies, other than (1) proceeds from dispositions of real estate made by the Companies in the ordinary course of their real estate activities, and (2) proceeds which are reinvested by the Companies in similar assets within 180 days;

               (ii) On April 15th of each year, commencing with April 15, 1998, 50% of the Restricted Companies' Excess Cash Flow for their preceding fiscal year; and

               (iii) Immediately upon receipt thereof, 100% of the first $65,000,000 of Net Equity Proceeds (or net cash proceeds received by the Companies from an issuance of Subordinated Debt) and 50% of any such net proceeds in excess of $100,000,000 (but, in each case, only to the extent such proceeds are not used to pay Subordinated Debt, including accrued interest and premium thereon).

     Any mandatory payment of Principal Debt under this SECTION 3.2(d) on the Term Loans shall be (A) allocated pro rata between the Term Loans, and (B) then applied pro rata to all remaining installments of principal due on each Term Loan.

          (e) Borrower may voluntarily reduce or prepay the Facility as follows:

               (i) Without premium or penalty and upon giving at least two Business Days prior written and irrevocable notice to Agent, Borrower may terminate all or reduce part of the unused portion of the aggregate Revolving Credit Commitment. Each partial reduction (unless the remaining portion of such commitment is less) must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders according to their respective Revolving Credit Commitments. Once terminated or reduced, such commitments may not be reinstated or increased.

               (ii) Borrower may voluntarily prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

                    (A) Agent must receive Borrower's written payment notice
               (which shall specify (1) the payment date, (2) the Type and amount of the Loan(s) to be paid, (3) whether such payment is to be applied to the Revolving Credit Tranche or to the Term Loans, and (4) which option Borrower elects under clause (E) below with respect to the application of any payment to the Term Loans; such notice shall constitute an irrevocable and binding obligation of Borrower to make a payment on the designated date) by 1:00 p.m. on (x) the third Business Day preceding the date of payment of a LIBOR Loan and (y) the date of payment of a Base Rate Loan;

                    (B) each partial payment on the Revolving Credit Tranche
               must be in a minimum amount of at least $500,000 if a Base Rate Loan or $1,000,000 if a LIBOR Loan or, in either case, a greater integral multiple of $100,000, and each partial payment on the Term Loans must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000;

                    (C) all accrued interest on the principal amount so to be
               prepaid must also be paid in full on the date of payment;

                    (D) Borrower shall pay any related Funding Loss upon demand;
               and

                    (E) any voluntary payment of Principal Debt on the Term
               Loans shall be (1) allocated pro rata between the Term Loans, and
               (2) then applied, at Borrower's option, either pro rata to the next two installments of principal due on each Term Loan or pro rata to all remaining installments of principal due on each Term Loan.

     3.3  Interest Options.  Except where specifically otherwise provided, Loans
          ----------------
bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin for the Interest Period, if any, selected by Borrower (in each case as designated or deemed designated by Borrower), as the case may be, and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

     3.4  Quotation of Rates.  A Responsible Officer of Borrower may call Agent
          ------------------
before delivering a Loan Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Loan Request or on the Loan Date.

     3.5  Default Rate.  If permitted by Law, all past-due Principal Debt,
          ------------
Borrower's past-due payment and reimbursement obligations in connection with LCs, and past-due interest accruing on any of the foregoing bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6  Interest Recapture.  If the designated interest rate applicable to any
          ------------------
Loan exceeds the Maximum Rate, the interest rate on that Loan is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

     3.7  Interest Calculations.
          ---------------------

          (a) Interest will be calculated on the basis of actual number of days elapsed (including the first day, but excluding the last day), but computed as if each calendar year consisted of 360 days for LIBOR Loans (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, for Base Rate Loans. All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

          (b) The provisions of this Agreement relating to calculation of the Base Rate and LIBOR are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Loan as it selects.

     3.8  Maximum Rate.  Regardless of any provision contained in any Loan Paper
          ------------
or any document related thereto, no Lender is entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial payment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only),
(b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary payments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount).

     3.9  Interest Periods.  When Borrower requests any LIBOR Loan, Borrower may
          ----------------
elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions: (a) the initial LIBOR Interest Period commences on the applicable Loan Date or conversion date, and each subsequent LIBOR Interest Period commences on the day when the next preceding applicable Interest Period expires;
(b) if any LIBOR Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no LIBOR Interest Period for any portion of Principal Debt may extend beyond the scheduled payment date for that portion of Principal Debt; and (d) no more than 20 LIBOR Interest Periods may be in effect at one time.

     3.10 Conversions.  Subject to the dollar limits and denominations of
          -----------
SECTION 2.1(a)(ii) (regardless of whether a conversion relates to a portion of the Revolving Credit Tranche or to a portion of one of the Term Loans) and the limitations on LIBOR Interest Periods of SECTION 3.9, Borrower may (a) convert all or part of a LIBOR Loan on the last day of the applicable Interest Period to a Base Rate Loan, (b) convert all or part of a Base Rate Loan at any time to a LIBOR Loan, and (c) elect a new Interest Period for all or part of a LIBOR Loan, in each case by delivering a Conversion Request to Agent no later than 1:00 p.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Loan or election of a new Interest Period), and no later than 1:00 p.m. one Business Day before the last day of the Interest Period (for conversion to a Base Rate Loan). Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Loan shall be converted to a Base Rate Loan when the applicable Interest Period expires.

     3.11 Order of Application.
          --------------------

          (a) Mandatory prepayments on the Term Loans under SECTION 3.2(d) and voluntary payments on the Term Loans under SECTION 3.2(e)(ii) shall be applied as set forth in such Sections.

          (b) If no Default or Potential Default exists, any other payment shall be applied to the Obligation in the order and manner as Borrower directs.

          (c) If a Default or Potential Default exists or if Borrower fails to give direction, any other payment (including proceeds from the exercise of any Rights hereunder) shall be applied in the following order: (i) to all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; and (iii) ratably to the remainder of the Obligation.

     3.12 Sharing of Payments, Etc..  If any Lender obtains any payment (whether
          -------------------------
voluntary, involuntary or otherwise) that exceeds its combined Pro Rata Part of the Tranche to which such payment relates (or which relates to a Tranche in which such Lender does not participate) then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment ratably with each other Lender. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

     3.13 Booking Loans.  To the extent permitted by Law, any Lender may make,
          -------------
carry or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.15 than the transferor Lender would have been entitled to receive with respect to those Loans.

     3.14 Basis Unavailable or Inadequate for LIBOR.  If, on or before any date
          -----------------------------------------
when LIBOR is to be determined for a Loan, Agent or any Lender determines (and Required Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Loans at that rate for the applicable Interest Period, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Loan shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, LIBOR Loans are suspended.

     3.15 Additional Costs.
          ----------------

          (a) With respect to any LIBOR Loan, (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any Reserve Requirement, and if
     (ii) those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Loan, then (iii) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase

     (which certificate is conclusive and binding absent manifest error), and
     (iv) Borrower shall promptly pay that amount to that Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by a Lender only if such Lender is generally invoking similar provisions against other Persons to which such Lender lends funds pursuant to facilities similar to the Facility.

          (b) With respect to any Loan or LC, if any present or future Law regarding capital adequacy or compliance by Agent (as issuer of LCs) or any Lender with any request, directive or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Agent or that Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by a Lender only if such Lender is generally invoking similar provisions against other Persons to which such Lender lends funds pursuant to facilities similar to the Facility.

          (c) Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of any Loan Paper or any document related thereto shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any (other than for Taxes imposed on or measured by the overall net income of Agent or that Lender and interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Agent for its account or the account of that Lender, as the case may be. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     3.16 Change in Laws.  If any Law makes it unlawful for any Lender to make
          --------------
or maintain LIBOR Loans, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Loan shall be made as a Base Rate Loan, and (b), as to any outstanding Loan, (i) if maintaining the Loan until the last day of the applicable Interest Period is unlawful, the Loan shall be converted to a Base Rate Loan as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Loan shall be converted to a Base Rate Loan as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly pay the Loan, without penalty, together with any related Funding Loss. Concurrently with any payment contemplated by clause (iii) of the immediately preceding sentence, Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Lenders) and such Lender shall fund such Base Rate Loan.

     3.17 Funding Loss.  BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND
          ------------
PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     3.18 Foreign Lenders.  Each Lender that is organized under the Laws of any
          ---------------
jurisdiction other than the

United States of America or any State thereof (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224 or Form 1001 (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Papers) or Form W-8, or any other successor tax form acceptable to Agent and Borrower, and (b) covenants to (i) provide Agent and Borrower a new tax form upon the expiration, inaccuracy or obsolescence of any previously delivered form according to, and to the extent permitted by, Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers United States federal income tax at the full rate applicable under the Code. In addition, Borrower shall not be required to make any payments contemplated by
SECTION 3.15(C) to the extent that such payments would not have been payable if such Lender had furnished the appropriate form (properly and accurately completed in all respects) which it was otherwise required to furnish in accordance with this SECTION 3.18.

     3.19 Affected Lender's Obligation to Mitigate.  Each Lender agrees that, as
          ----------------------------------------
promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition which would entitle it to exercise any rights under SECTIONS 3.15 OR 3.16, it shall use commercially reasonable efforts to make, fund or maintain the affected Loans of such Lender through another lending office of such Lender if (a) as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans of such Lender would be reduced or the illegality or other adverse circumstances which would otherwise affect such Loans of such Lender would cease to exist or the increased cost which would otherwise be required to be paid in respect of such Loans would be reduced and (b) the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender.

     3.20 Replacement Lender.  In the event Borrower becomes obligated to pay
          ------------------
any additional amounts to any Lender pursuant to SECTIONS 3.15 OR 3.16 as a result of any event or condition described in any of such Sections, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause of such obligation to pay such additional amounts, Borrower may designate a substitute lender acceptable to Agent (such lender herein called a "REPLACEMENT LENDER") to purchase such Lender's rights and obligations with respect to its entire Pro Rata Part hereunder with respect to the Facility as a whole, without recourse to or warranty by, or expense to, such Lender in accordance with SECTION 14.12(C) for a purchase price equal to the outstanding principal amounts payable to such Lender with respect to such Pro Rata Part, plus any accrued and unpaid interest and accrued and unpaid fees and charges in respect of such Pro Rata Part and on other terms reasonably satisfactory to Agent. Upon such purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to such Pro Rata Part hereunder.

SECTION 4 FEES.
--------- ----

     4.1  Treatment of Fees.  The fees described in this SECTION 4 (a) are not
          -----------------
compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with SECTION 3.1(B), (d) are non-refundable, and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.

     4.2  Underwriting and Administrative Fees.  Borrower shall pay to
          ------------------------------------
NationsBank of Texas, N.A. the fees described in the letter agreement between them of even date herewith.

     4.3  LC Fees.  Borrower shall pay to Agent for the Pro Rata benefit of
          -------
Lenders according to their Revolving Credit Commitments a fee for the issuance of each LC (which fee may, subject to the provisions of this Agreement, be included in a Loan) equal to (a) the Applicable Margin for LIBOR Loans under the Revolving Credit

Tranche (as in effect from day to day while such LC is outstanding), multiplied by (b) the face amount of such LC as it exists from day to day, payable in arrears on each Quarterly Date during the life of such LC, and on the expiry date of such LC, calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day), but computed as if each calendar year consisted of 360 days. In addition, Borrower shall pay to Agent for its own account a fronting fee for the issuance of each LC equal to 0.125% of the face amount of such LC (but in no event less than $350).

     4.4  Commitment Fee.  Borrower shall pay to Agent for the ratable account
          --------------
of Lenders a commitment fee, payable as it accrues on each Quarterly Date and on the Revolving Credit Termination Date, equal to the Applicable Percentage (per annum), of the amount by which the aggregate commitment under the Revolving Credit Tranche exceeds the average daily Commitment Usage, in each case during the calendar quarter (or portion thereof) ending on such date, calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) in a calendar year of 365 or 366 days, as the case may be.

SECTION 5 SECURITY.
--------- --------

     5.1  Guaranties.  All obligations of Borrower under the Loan Papers to
          ----------
which it is a party shall be guaranteed in accordance with a Guaranty of even date herewith, executed by each Restricted Company (other than Borrower).

     5.2  Collateral.
          ----------

          (a) All obligations of Borrower under the Loan Papers to which it is a party shall be secured to the extent and in the manner provided in the appropriate Security Document by the following (the "COLLATERAL") (i) a first Lien on all capital stock issued to VRI by its direct Restricted Subsidiaries, (ii) a first Lien on all capital stock issued to Ralston Resorts by its Restricted Subsidiaries and on its Rights with respect to Distributions from Keystone/Intrawest L.L.C., (iii) a second Lien on all capital stock issued to VHI by Borrower, (iv) a second Lien on all capital stock issued to Borrower or Borrower's Restricted Subsidiaries by all companies which were Restricted Subsidiaries of Borrower prior to the Ralston Acquisition, and the Companies' 50% interest in Slifer, Smith & Frampton/Vail Associates Real Estate, L.L.C., (v) a first Lien on all capital stock issued to Borrower or any Restricted Subsidiary of Borrower by Ralston Resorts and any Restricted Subsidiaries of Borrower created or acquired after the Ralston Acquisition; (vi) a second Lien on each of the Vail Forest Service Permits, and (vii) a first Lien on each of the Ralston Forest Service Permits.

          (b) Upon receipt by the Companies of Net Equity Proceeds of at least $65,000,000 and the application of such proceeds in prepayment of Subordinated Debt and/or Principal Debt in accordance with SECTION 3.2(D)(III), Liens created by the Security Documents shall terminate and Agent and Lenders shall release their interests in the Collateral. Upon compliance with the provisions of the immediately preceding sentence or in accordance with the provisions of SECTION 14.13, Agent will, at the expense of Borrower, deliver to Borrower any Collateral that is in its possession and execute and deliver such documents, certificates or other instruments as Borrower may reasonably request to evidence the termination of such Liens and the release of the Collateral.

     5.3  Additional Security and Guaranties.
          ----------------------------------

          (a) Lenders may, without notice or demand and without affecting any Person's obligations under the Loan Papers, from time to time (i) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation and exchange, enforce or release all or any part of that collateral and (ii) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation; provided, however, that the provisions of this SECTION 5.3(a) shall in no event be construed to obligate any Company to deliver to any Lender additional collateral.
          (b) Borrower may from time to time substitute for any existing Forest Service Permit another permit, license or grant of right if (i) Borrower determines that such substitution is in the best interests of the Companies, (ii) such substitute permit, license or grant of right contains terms no less beneficial to the Companies than those contained in the existing Forest Service Permit which it is intended to replace, and (iii) such substitution does not impair in any material respect the rights of Agent and Lenders. Upon receipt from Borrower of notice that the Service has agreed to issue a new permit, license or grant of right in replacement of an existing Forest Service Permit, and that Borrower elects to exercise its rights under this SECTION 5.3(b), Agent shall release to Borrower or (if so requested by Borrower) to the Service directly all instruments in Agent's possession constituting the Lien on the existing Forest Service Permit to be replaced. Agent shall also execute and deliver any and all releases, termination agreements or other similar documents requested by the Service or reasonably requested by Borrower in connection therewith. Upon receipt of such instruments and documents, Borrower shall deliver to Agent, or cause the Service so to deliver to Agent, the new permit, license or grant of right, together with the Service's standard form collateral assignment agreement relating thereto reflecting a Lien of the same priority as the one released.

     5.4  Financing Statements.  Borrower will execute, or cause to be executed,
          --------------------
financing statements, stock powers and other writings in the form and content reasonably required by Agent, and Borrower will pay all costs of filing any financing, continuation or termination statements, or other action taken by Agent relating to the Collateral, including, without limitation, costs and expenses of any Lien search reasonably required by Agent.

SECTION 6 CONDITIONS PRECEDENT.
--------- --------------------

     6.1  Initial Advance.  In addition to the items described in SECTION 6.2,
          ---------------
Lenders will not be obligated to fund the initial Loan, and Agent will not be obligated to issue the initial LC, unless the unused portion of the Revolving Credit Commitment will be at least $50,000,000 after giving effect to the Ralston Resorts Acquisition and all Loans and LCs outstanding under the Revolving Credit Tranche at the close of business on the date the initial Loan is made or the initial LC is issued and Agent has received each of the following items:

          (a)  the Promissory Notes;

          (b) a Guaranty executed by each Restricted Company (other than Borrower);

          (c) (i) each Pledge Agreement (together with (A) the stock certificates for shares subjected to a first Lien under the Pledge Agreements and blank stock powers for such certificates, and (B) a letter agreement between Agent and the Collateral Agent under the Collateral Agency Agreement pursuant to which (x) Agent appoints Collateral Agent as its agent for purposes of perfecting its security interest in the shares held by the Collateral Agent under the Collateral Agency Agreement which are subjected to a second Lien under the Pledge Agreements, and (y) the Collateral Agent accepts such appointment and acknowledges the second Lien in favor of Agent),

               (ii)  the Forest Service Assignments, and

               (iii)  UCC-1 Financing Statements with respect to the foregoing;

          (d) a Second Amendment to the Pledge Agreement dated as of November 23, 1993 (as amended by a First Amendment thereto dated July 1994), among Borrower, VHI, Beaver Creek Associates, Inc., Vail Associates Real Estate Group, Inc., and Vail Associates Real Estate, Inc., as obligors, and NationsBank of Texas, N.A., as the Collateral Agent under the Collateral Agency Agreement, deleting all references therein which would obligate the pledgors thereunder to pledge the stock of any future subsidiaries of any such pledgor (together with appropriate UCC-3 Amendments);

          (e)  the initial Loan Request or the initial LC Request and LC
     Agreement;

          (f) an Officers' Certificate for each Company, relating to Articles of Incorporation, Bylaws, Resolutions, and Incumbency;

          (g) Certificates of Existence and Good Standing (Account Status) for each Company from its state of organization and each other state where it does business, each dated after September 15, 1996;

          (h) Legal opinions of James S. Mandel, and special New York counsel to Borrower;

          (i) Payment in full of all amounts then due Agent under SECTION 8.7 or the fee letter described in SECTION 4.2;

          (j) Lien Search Reports for each Company from the State of Colorado, the Colorado county in which it has its principal place of business and each other state where it does business, each dated after September 15, 1996;

          (k) Copies of the Stock Purchase Agreement and the Shareholder Agreement referred to therein (and the Ralston Resorts Acquisition shall have been consummated as described in SECTION 7.22);

          (l) (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies and Ralston Resorts and its Subsidiaries, respectively, as of, and for the years ended on, September 30, 1993, 1994 and 1995, and in the case of Ralston Resorts and its Subsidiaries only, the nine-month period ended June 30, 1996, accompanied in each case by the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, such financial conditions and results, together with a copy of any management letter prepared by such accounting firm in connection with such audit, (ii) any Financial Statements for the Companies or for Ralston Resorts and its Subsidiaries prepared for any interim financial period ending after the periods covered in the Financial Statements delivered under clause (i) above, and (iii) a pro forma balance sheet of the Companies as of the Closing Date giving effect to the Ralston Resorts Acquisition and the transactions contemplated hereby and reflecting estimated purchase price accounting adjustments, and such other information relating to the Ralston Resorts Acquisition as Agent may require;

          (m) Copies of all governmental, shareholder and third party consents and approvals (including, without limitation, those required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended) necessary in connection with the Ralston Resorts Acquisition and the related financings and other transactions contemplated hereby; and

          (n) Evidence that all amounts owed under the Existing Credit Agreements have been paid in full, no letters of credit remain outstanding thereunder, and all financing commitments thereunder have been terminated.

     6.2  Each Advance.    Lenders will not be obligated to fund (as opposed to
          ------------
continue or convert) any Loan (including the initial Loans), and Agent will not be obligated to issue (as opposed to extend) any LC (including the initial LCs), unless on the applicable date (and after giving effect to the requested Loan or LC): (a) Agent shall have timely received a Loan Request or LC Request (together with the applicable LC Agreement), as the case may be; (b) Agent shall have received any applicable LC fee; (c) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement);
(d) no Material Adverse Event, Default or Potential Default exists; and (e) the funding of the Loan or issuance of the LC is permitted by Law. Upon Agent's reasonable request, Borrower shall deliver to Agent evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Loan or LC. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Subject to the prior approval of Required Lenders, Lenders may fund any Loan, and Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each item in writing.

SECTION 7 REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
--------- ------------------------------
Agent and Lenders as follows:

     7.1  Regulation U.  No Company is engaged principally, or as one of its
          ------------
important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations U or G of the Board of Governors of the Federal Reserve System, as amended.

     7.2  Corporate Existence, Good Standing, Authority and Compliance.  Each
          ------------------------------------------------------------
Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on
SCHEDULE 7.2 (or any revised SCHEDULE 7.2 delivered by Borrower to Lenders pursuant to SECTION 8.12, 9.10 or 9.11). Except where failure is not a Material Adverse Event, each Restricted Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing as identified on SCHEDULE 7.2 (or any such revised SCHEDULE 7.2), and (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted.

     7.3  Subsidiaries.  VRI has no Subsidiaries, other than as disclosed on
          ------------
SCHEDULE 7.3 (or on any revised SCHEDULE 7.3 delivered by Borrower to Lenders pursuant to SECTION 8.12, 9.10 or 9.11). All of the outstanding shares of capital stock (or similar voting interests) of the Companies are duly authorized, validly issued, fully paid and nonassessable, and are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction, other than restrictions imposed by (a) securities Laws and general corporate Laws, and (b) the Security Documents.

     7.4  Authorization and Contravention.  The execution and delivery by each
          -------------------------------
Company of each Loan Paper or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or any order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event,
(f) do not violate any Material Agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien (other than the Liens created pursuant to the Security Documents) on any asset of any Company.

     7.5  Binding Effect.  Upon execution and delivery by all parties thereto,
          --------------
each Loan Paper which is a contract will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     7.6  Financial Statements; Fiscal Year.  The Current Financials were
          ---------------------------------
prepared in accordance with GAAP and, together with the notes thereto, present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). Except for transactions directly related to, or specifically contemplated by, the Loan Papers, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials. The fiscal year of each Company ends on July 31.

     7.7  Litigation.  Except as disclosed on SCHEDULE 7.7 (or on any revised
          ----------
SCHEDULE 7.7 delivered by Borrower to Lenders), (a) no Company (other than as a creditor or claimant) is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event, (b) no outstanding or unpaid judgments against any Company exist as of the date hereof, and (c) no Company is a party to, or bound by, any judicial or administrative order, judgment, decree or consent decree relating to any past or present practice, omission, activity or undertaking which constitutes a Material Adverse Event.

     7.8  Taxes.  All Tax returns of each Company required to be filed have been
          -----
filed (or extensions have been granted) before delinquency, other than returns for which the failure to file is not a Material Adverse Event, and all Taxes shown as due and payable as of the date hereof in such returns have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in clause (f) of the definition of "Permitted Liens") have been satisfied or for which nonpayment is not a Material Adverse Event.

     7.9  Environmental Matters.  Except as disclosed on SCHEDULE 7.9 (or any
          ---------------------
revised SCHEDULE 7.9 delivered by Borrower to Lenders) and except for conditions, circumstances or violations that are not, individually or in the aggregate, a Material Adverse Event, no Company (a) knows of any environmental condition or circumstance adversely affecting any Company's properties or operations, (b) has, to its knowledge, received any written report of any Company's violation of any Environmental Law, or (c) knows that any Company is under any obligation imposed by a Tribunal to remedy any violation of any Environmental Law. Except as disclosed on SCHEDULE 7.9 (or any such revised
SCHEDULE 7.9), each Company believes that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event. No facility of any Company is used for, or to the knowledge of any Company has been used for, treatment or disposal of any Hazardous Substance or storage of Hazardous Substances, other than in material compliance with applicable Environmental Laws.

     7.10 Employee Plans.  Except where occurrence or existence is not a
          --------------
Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "reportable event" (as defined in section 4043 of ERISA) has occurred with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

     7.11 Properties and Liens.
          --------------------

          (a) Each Company has good and marketable title to all its material property reflected on the Current Financials (other than for property that is obsolete or that has been disposed of in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by SECTION
     9.10 or SECTION 9.11).

          (b) Except for Permitted Liens, no Lien exists on any property of any Company (including, without limitation, the Forest Service Permits and the Water Rights), and the execution, delivery, performance or observance of the Loan Papers will not require or result in the creation of any Lien (other than the Liens created pursuant to the Security Documents) on any Company's property.

          (c) As of the date hereof, the Forest Service Permits constitute all of the material licenses, permits or leases from the United States Federal Government held by the Companies for use in connection with their respective skiing businesses.

          (d) Each of the Water Rights is, to the knowledge of the Companies, in full force and effect and, to the knowledge of the Companies, there is no material default or existing condition which with the giving of notice or the passage of time or both would cause a material default under any Water Right that is material to the operation of the Companies. Subject to the available supply and to the terms and conditions of the applicable decrees, the Companies' Water Rights provide a dependable, legal and physical snowmaking, irrigation and domestic water supply for the operation of the Companies' businesses.

     7.12 Chief Executive Offices.  Each Company's chief executive office is
          -----------------------
located as shown on SCHEDULE 7.2 (or any revised SCHEDULE 7.2 delivered by Borrower to Lenders).

     7.13 Government Regulations.  No Company is subject to regulation under the
          ----------------------
Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     7.14 Transactions with Affiliates.  Except as set forth in SCHEDULE 7.14,
          ----------------------------
no Restricted Company is a party to any transaction with any Affiliate (other than another Restricted Company), except upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     7.15 Debt.  After the funding of the Loans made on the Closing Date and the
          ----
payment of certain Debts with the proceeds thereof as described in SECTION 8.2, no Company will be an obligor on any Debt, other than Permitted Debt.

     7.16 Material Agreements.  All Material Agreements to which any Restricted
          -------------------
Company is a party are in full force and effect, and no default or potential default exists on the part of any Restricted Company thereunder that is a Material Adverse Event.

     7.17 Labor Matters.  There are no binding agreements of any type with any
          -------------
labor union, labor organization, collective bargaining unit or employee group to which any Company is bound, other than Ralston Resorts' collective bargaining agreements with the Breckenridge Professional Ski Patrol Association and Keystone Professional Ski Patrol Association and agreements which may be entered into after the date of this Agreement which do not constitute a Material Adverse Event. No actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that constitute a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

     7.18 Solvency.  On each Loan Date, Borrower is, and after giving effect to
          --------
the requested Loan will be, Solvent.

     7.19 Trade Names.  No Company has used or transacted business under any
          -----------
other corporate or registered trade name during the five years preceding the Closing Date, other than as disclosed on the attached SCHEDULE 7.19.

     7.20 Intellectual Property.  Each Company owns (or otherwise holds rights
          ---------------------
to use) all material Intellectual Property, licenses, permits and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement. To its knowledge, each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of any Company as of the date hereof, no infringement or claim of infringement by others of any material Intellectual Property, license, permit, trade name, or other intellectual property of any Company exists, other than claims which will not cause a Material Adverse Event.

     7.21 Full Disclosure.  Each material fact or condition relating to the Loan
          ---------------
Papers or the financial condition, business or property of any Company has been disclosed to Agent. All information furnished by any Company to Agent in connection with the Loan Papers on or before the date of this Agreement was, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

     7.22 Stock Purchase Agreement.  The Ralston Resorts Acquisition has been
          ------------------------
consummated as of the Closing Date in accordance with the Stock Purchase Agreement and in compliance with all applicable Laws.

SECTION 8 AFFIRMATIVE COVENANTS.  So long as Lenders are committed to fund Loans
--------- ---------------------
and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

     8.1  Items to be Furnished.  Borrower shall cause the following to be
          ---------------------
furnished to each Lender:

          (a)  With respect to each fiscal year of the Companies:

               (i) Promptly after preparation, unaudited Financial Statements showing the consolidated financial condition and results of operations of the Companies as of the last day of such fiscal year and for such fiscal year, accompanied by a Compliance Certificate with respect to such Financial Statements (for purposes of adjusting the Applicable Margin and the Applicable Percentage in accordance with the definitions of such terms); and

               (ii) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of the Companies, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies, (B) any management letter prepared by the accounting firm delivered in connection with its audit, (C) a certificate from the accounting firm to Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and (D) a Compliance Certificate with respect to the Financial Statements.

          (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of the Companies, Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, accompanied by a Compliance Certificate with respect to the Financial Statements.

          (c) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to any Company or its financial records.

          (d) Notice, promptly after any Company knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse

     Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in connection with any Loan Paper, (iii) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or ERISA (which individually or collectively with other violations or allegations is reasonably likely to constitute a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

          (e) Promptly after filing, copies of all material reports or filings filed by or on behalf of any Company with any securities exchange or the Securities and Exchange Commission (including, without limitation, copies of each Form 10-K, Form 10-Q and Form S-8 filed by or on behalf of VRI with the Securities and Exchange Commission within 15 days after filing).

          (f) Promptly upon reasonable request by Agent or Required Lenders (through Agent), information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets and liabilities of the Companies (including, but not limited to, seasonal operating statistics, annual budgets, etc.) and opinions, certifications and documents in addition to those mentioned in this Agreement; provided, however, that Agent and Lenders shall not disclose to any third Person any data or information obtained thereby in accordance with the provisions of this paragraph (f), except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Agent and/or such Lenders shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan Papers.

     8.2  Use of Proceeds.  Borrower will use some or all of the proceeds of the
          ---------------
initial Loan to (i) repay all amounts payable under the Existing Credit Agreements and terminate the financing commitments thereunder, and (ii) refinance certain Debt of Ralston Resorts in connection with the Ralston Resorts Acquisition. Borrower will use all other proceeds of Loans and LCs to pay fees and expenses incurred in connection with the Ralston Resorts Acquisition, for seasonal working capital, to make advances to other Companies permitted by
SECTION 9.8, and for other general corporate purposes and capital expenditures of the Companies. No part of the proceeds of any LC draft or drawing or of any Loan will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulations G or U.

     8.3  Books and Records.  Each Company will maintain books, records and
          -----------------
accounts necessary to prepare financial statements in accordance with GAAP.

     8.4  Inspections.  Upon reasonable request, each Company will allow Agent
          -----------
(or its Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours; provided, however, that Agent and its Representatives shall not disclose to any Person any data or information obtained thereby in accordance with the provisions of this SECTION 8.4 which is not a matter of public knowledge, except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Agent and/or its Representatives shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan Papers. Any of the Lenders (or their Representatives) may accompany Agent during such inspections.

     8.5  Taxes.  Each Restricted Company will promptly pay when due any and all
          -----
Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made; provided, however, that all such Taxes shall, in any event, be paid prior to any levy for execution in respect of any Lien on any property of a Restricted Company.

     8.6  Payment of Obligations.  Each Company will pay (or renew and extend)
          ----------------------
all of its obligations at such times and to such extent as may be necessary to prevent a Material Adverse Event (except for obligations, other than Funded Debt, which are being contested in good faith by appropriate proceedings); provided that Borrower shall not and shall not permit any other Company to repay advances from Apollo, other than as provided in SECTION 9.9.

     8.7  Expenses.  Borrower shall promptly pay upon demand (a) all reasonable
          --------
and customary costs, fees, and expenses paid or incurred by Agent and its Affiliates, in connection with the arrangement, syndication and negotiation of the Facility and the negotiation, preparation, delivery and execution of the Loan Papers and any related amendment, waiver, or consent (including in each case, without limitation, the reasonable fees and expenses of Agent's counsel) and (b) all reasonable costs and expenses of Lenders and Agent incurred by Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until paid.

     8.8  Maintenance of Existence, Assets, and Business.
          ----------------------------------------------

          (a)  Except as otherwise permitted by SECTION 9.11, each Company will
     (i) maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (ii) maintain all Water Rights, licenses, permits and franchises necessary for its business where failure is a Material Adverse Event; and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

          (b) No Company will change its name in any manner (except by registering additional trade names, in which event Borrower shall promptly supply Lenders with a revised SCHEDULE 7.19), unless such Company shall have given the Agent prior notice thereof.

     8.9  Insurance.  Each Company will maintain with financially sound,
          ---------
responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Agent's request, each Company will deliver to Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums.

     8.10 Preservation and Protection of Rights.  Each Company will perform the
          -------------------------------------
acts and duly authorize, execute, acknowledge, deliver, file and record any additional writings as Agent or Required Lenders may reasonably deem necessary or appropriate to perfect and maintain the Liens created pursuant to the Security Documents.

     8.11 Environmental Laws. Each Company will (a) conduct its business so as
          ------------------
to comply in all material respects with all applicable Environmental Laws and shall promptly take required corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not be a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize material financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property, except where failure to comply would not be a Material Adverse Event. Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within 30 days after any written request from Required Lenders, which request shall be made only if Required Lenders reasonably believe that a failure to comply with the foregoing covenant would be a Material Adverse Event.

     8.12 Subsidiaries.  Subject to SECTION 9.8, the Companies may create or
          ------------
acquire additional Subsidiaries (including Unrestricted Subsidiaries); provided that (a) each Person that becomes a Restricted Subsidiary after the date of this Agreement (whether as a result of acquisition, creation or otherwise) shall execute and deliver a Guaranty within 10 days after becoming a Restricted Subsidiary, (b) Borrower shall deliver to Agent revised SCHEDULES 7.2 and 7.3 reflecting such new Subsidiary within 10 days after it becomes a Subsidiary, and
(c) until the release, if any, of the Collateral pursuant to SECTION 5.2(b), the appropriate Companies shall pledge to Agent for the benefit of Lenders all stock or other ownership interests of each such new Restricted Subsidiary owned by such Companies within 10 days after it becomes a Restricted Subsidiary.

     8.13 Indemnification.  BORROWER SHALL INDEMNIFY, PROTECT AND HOLD AGENT AND
          ---------------
LENDERS AND THEIR RESPECTIVE AFFILIATES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS), OR (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

     8.14 Interest Rate Hedging.  Borrower shall enter into Financial Hedges for
          ---------------------
an aggregate notional amount of at least $75,000,000 on terms reasonably acceptable to Agent within 60 days after the Closing Date.

SECTION 9 NEGATIVE COVENANTS.  So long as Lenders are committed to fund Loans
--------- ------------------
and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

     9.1  Taxes.  No Company shall use any portion of the proceeds of any Loan
          -----
to pay the wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.2  Payment of Obligations.  No Company shall voluntarily prepay principal
          ----------------------
of, or interest on, any Funded Debt, other than the Obligation, if a Default or Potential Default exists (or would result from such payment).

     9.3  Employee Plans.  Except where a Material Adverse Event would not
          --------------
result, no Company shall permit any of the events or circumstances described in
SECTION 7.10 to exist or occur.

     9.4  Debt.  No Company shall create, incur or suffer to exist any Debt,
          ----
other than Permitted Debt.

     9.5  Liens.  No Company shall (a) create, incur or suffer or permit to be
          -----
created or incurred or to exist any Lien upon any of its assets, other than Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien, other than the Loan Papers, the Bond Documents described in the Collateral Agency Agreement and leases or licenses that prohibit Liens on the leased or licensed property.

     9.6  Transactions with Affiliates.
          ----------------------------

          (a) Except as set forth on SCHEDULE 7.14, no Restricted Company shall guaranty, obtain any letter of credit or similar instrument in support of, or create, incur or suffer to exist any Lien upon any of its assets as security for, any Debt or other obligation of any Affiliate (other than Debts or other obligations of another Restricted Company).

          (b) No Restricted Company shall enter into or suffer to exist any transaction with any Affiliate (other than another Restricted Company), unless (i) such transaction is an advance or equity contribution to an Unrestricted Subsidiary permitted by SECTION 9.8(i), (ii) such transaction is described in SECTION 9.9 or on SCHEDULE 7.14, or (iii) such transaction is upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     9.7  Compliance with Laws and Documents.  No Company shall (a) violate the
          ----------------------------------
provisions of any Laws or rulings of any Tribunal applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate the provisions of its charter or bylaws if such violation would cause a Material Adverse Event, or (c) repeal, replace or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

     9.8  Loans, Advances and Investments.  Except as permitted by SECTION 9.9
          -------------------------------
or SECTION 9.11, no Restricted Company shall make or suffer to exist any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than:

          (a) expense accounts for and other loans or advances to its directors, officers and employees in the ordinary course of business;

          (b) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

          (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any of its states having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition);

          (d) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.);

          (e) readily marketable tax-free municipal bonds of a domestic issuer rated "A-2" or better by Moody's Investors Service, Inc., or "A" or better by Standard & Poors Ratings Group (a division of McGraw Hill, Inc.), and maturing within one year from the date of issuance;

          (f) mutual funds or money market accounts investing primarily in items described in clauses (b) through (e) above;

          (g) demand deposit accounts maintained in the ordinary course of business;

          (h) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms;

          (i) in addition to items covered elsewhere in this definition, but subject to SECTIONS 8.12 and 9.14, investments in any Person (including purchases of stock or other securities or evidence of Debt of, assets of, or loans, advances, extensions of credit or capital contributions to such Person, but excluding capital appreciation and accrued interest), provided that all such investments (when added to those made by Unrestricted Subsidiaries) made in (i) Unrestricted Subsidiaries, (ii) Persons that are not Affiliates of Borrower after such investment (excluding investments in Keystone/Intrawest LLC existing on the date of this Agreement and the existing obligation of Ralston Resorts to contribute to Keystone/Intrawest LLC additional land which had a book value as of June 30, 1996, of $8,900,000), and (iii) Apollo shall not in the aggregate exceed 15% of the Companies' consolidated net worth at the time of determination; and

          (j)  the following investments:

               (i) Housing Revenue Bonds, Series A-1, A-2, A-3, and B-2, issued by Eagle Bend Affordable Housing Corporation, held in the face amount of $800,000;

               (ii) Housing Revenue Bonds, Series 1993C, issued by Lake Creek Affordable Housing Corporation, held in the face amount of $1,166,250;

               (iii) the possible purchase of bonds with respect to Borrower's contingent obligations under the $10,115,000 Standby Bond Purchase Agreement between Borrower and Colorado National Bank, as Trustee, dated July 9, 1996;

               (iv) a secured loan of $300,000 made to Andrew P. Daly in 1991, a secured loan of $438,750 to be made to Lucinda M. Daly, and a secured loan of $350,000 to be made to Mr. and Mrs. James P. Thompson; and

               (v) Workers compensation reserve account, established pursuant to a self-insurance permit from the State of Colorado Department of Labor, invested exclusively in items described in clauses (b) through (f) above.

     9.9  Management Fees and Distributions.  No Company shall make any
          ---------------------------------
Distribution, except as follows:

          (a) if no Default or Potential Default exists (or would result therefrom), the Companies may pay management fees to Apollo of up to $500,000 (in cash and/or services) in any fiscal year of the Companies;

          (b) VRI may make payments of up to $55,000,000 in connection with its distribution of a nontransferable right to receive up to $5.00 per share of VRI's Common Stock to all stockholders of record on October 11, 1996, and a related payable accruing to certain option holders (provided that such payments may only be made to the extent the Companies receive sufficient gross proceeds under contracts existing as of September 30, 1996, for the sale of certain real estate and related amenities); and

          (c)  any Company may make Distributions to a Restricted Company.

     9.10 Sale of Assets.  No Company shall sell, assign, lease, transfer or
          --------------
otherwise dispose of all or any material portion of the assets described in
SCHEDULE 2, if the ratio described in SECTION 10.1 would increase as a result of such disposition after any application of proceeds thereof to the Term Loans under SECTION 3.2(d)(i)(a). Any sale of assets is subject to the mandatory prepayment provisions of SECTION 3.2(d)(i).

     9.11  Mergers and Dissolutions.  No Restricted Company shall merge or
           ------------------------
consolidate with any other Person (unless Borrower or, if Borrower is not a party to such merger or consolidation, a Restricted Subsidiary is the surviving entity in connection with any such merger or consolidation) or liquidate, wind up or dissolve (or suffer any liquidation or dissolution). Prior to any such merger or consolidation, Borrower shall deliver any notice and legal opinion required by SECTION 2(b)(ii) of the relevant Pledge Agreement, if applicable. Promptly after such merger or consolidation, Borrower shall deliver to Agent revised SCHEDULES 7.2 and 7.3 reflecting any merger or consolidation.

     9.12  Assignment.  No Company shall assign or transfer any of its Rights or
           ----------
cause to be delegated its duties or obligations under any of the Loan Papers.

     9.13  Fiscal Year and Accounting Methods.  No Company shall change its
           ----------------------------------
fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP). [Under the Third Amendment, Lenders allowed the Companies to change their fiscal year end from September 30 to July 31.]

     9.14  New Businesses.  No Restricted Company shall engage in any business,
           --------------
except the businesses in which they are presently engaged and any other business reasonably related to the Companies' current operations or the resort, leisure or ski business; provided, however, that the foregoing shall not be construed to prohibit the cessation by any Company of its business activities or the sale or transfer of the business or assets of such Company to the extent not otherwise prohibited by this Agreement.

     9.15  Government Regulations.  No Company shall conduct its business in a
           ----------------------
way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

SECTION 10 FINANCIAL COVENANTS.  So long as Lenders are committed to fund Loans
---------- -------------------
and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid and performed in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers), Borrower covenants and agrees as follows to comply with each of the following ratios. For purposes of determining each such ratio, Resort EBITDA for any period shall include on a pro forma basis all EBITDA for such period relating to assets acquired (including Restricted Subsidiaries formed or acquired) during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

     10.1 Maximum Leverage Ratio.  As calculated as of the last day of each
          ----------------------
fiscal quarter of the Companies, the Companies shall not permit the ratio of (x) the unpaid principal amount of Funded Debt existing as of such last day to (y) Resort EBITDA for the four fiscal quarters ending on such last day to exceed the
                                                                      ------
following:


                ------------------------------------------------------------------
                As of the last day of each fiscal                    4.25 to 1.00
                quarter occurring after the Closing
                Date through and including January
                31, 1999:
                ------------------------------------------------------------------
                As of the last day of each fiscal                    3.75 to 1.00
                quarter commencing with April 30,
                1999:
                ------------------------------------------------------------------

     10.2 Minimum Fixed Charge Coverage Ratio. As calculated as of the last day
          -----------------------------------
of each fiscal quarter of the Companies, the Companies shall not permit the ratio of (x) Resort EBITDA for the four fiscal quarters ending on such last day minus Adjusted Capital Expenditures to (y) Scheduled Principal Payments and interest on the

Obligation and scheduled principal and interest payments on all other Funded Debt (other than with respect to principal payments on VRI's 12-1/4% Senior Subordinated Notes Due 2002) in such four fiscal quarters to be less that the
                                                                ----
following:


        -----------------------------------------------------------------
        As of the last day of each fiscal                    1.15 to 1.00
        quarter occurring after the Closing
        Date through and including July 31,
        1999:
        -----------------------------------------------------------------
        As of the last day of each fiscal                    1.20 to 1.00
        quarter commencing with October 31,
        1999, through and including July 31,
        2000:
        -----------------------------------------------------------------
        As of the last day of each fiscal                    1.25 to 1.00
        quarter commencing with October 31,
        2000:

For purposes of clause (y) of such ratio for the four-quarter periods ending on December 31, 1996, March 31, 1997, and June 30, 1997, payments of principal and interest shall be calculated as though all such Debt was incurred at the beginning of such four-quarter period. As used in this SECTION 10.2, "ADJUSTED CAPITAL EXPENDITURES" means (a) for the four fiscal quarters ending any January 31, the lesser of (i) the Companies' actual capital expenditures during such four fiscal quarters, and (ii) $25,000,000, and (b) for the four fiscal quarters ending on any April 30, July 31, or October 31, the lesser of (i) the Companies' actual capital expenditures during such four fiscal quarters, and (ii) $15,000,000.

     10.3 Interest Coverage Ratio. As calculated as of the last day of each
          -----------------------
fiscal quarter of the Companies, the Companies shall not permit the ratio of (x) Resort EBITDA for the four fiscal quarters ending on such last day to (y) payments of interest on Funded Debt in such four fiscal quarters to be less than
                                                                       ----
the following:


        -----------------------------------------------------------------
        As of the last day of each fiscal                    2.25 to 1.00
        quarter occurring after the Closing
        Date through and including July 31,
        1998:
        -----------------------------------------------------------------
        As of the last day of each fiscal                    2.50 to 1.00
        quarter commencing with October 31,
        1998, through and including July 31,
        1999:
        -----------------------------------------------------------------
        As of the last day of each fiscal                    2.75 to 1.00
        quarter commencing with October 31,
        1999, through and including July 31,
        2000:
        -----------------------------------------------------------------
        As of the last day of each fiscal                   3.00 to 1.00
        quarter commencing with October 31,
        2000:
        -----------------------------------------------------------------

For purposes of clause (y) of such ratio for the four-quarter periods ending on December 31, 1996, March 31, 1997, and June 30, 1997, the payments of interest on Funded Debt shall be calculated as though such Funded Debt was incurred at the beginning of such four-quarter period.

SECTION 11 DEFAULT.  The term "DEFAULT" means the occurrence of any one or more
---------- -------
of the following events:

     11.1  Payment of Obligation.  The failure or refusal of any Company to pay
           ---------------------
(i) any principal payment contemplated by SECTION 3.2(b) of this Agreement after such payment becomes due and payable hereunder, (ii) any principal payment (other than those contemplated by SECTION 3.2(b)) or interest payment contemplated to be made hereunder within 3 Business Days after demand therefor by Agent, (iii) any amount contemplated to be paid hereunder in respect of fees, costs, expenses or indemnities within 10 Business Days after demand therefor by Agent and (iv) any amount in respect of its reimbursement obligations in connection with any drawing under an LC within 3 Business Days after demand therefor by Agent.

     11.2 Covenants.  The failure or refusal of any Company to punctually and
          ---------
properly perform, observe, and comply with:

          (a) Any covenant, agreement or condition applicable to it contained in SECTIONS 8.2, 8.14, 9 (other than SECTIONS 9.1, 9.3, 9.6 and 9.7) or 10; or

          (b) Any other covenant, agreement or condition applicable to it contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and failure or refusal continues for 30 days.

     11.3 Debtor Relief.  Any Restricted Company (a) fails to pay its Debts
          -------------
generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

     11.4 Judgments and Attachments.  Any Restricted Company fails, within 60
          -------------------------
days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any assets of any Restricted Company having a value (individually or collectively) of $5,000,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

     11.5 Government Action.  Any Tribunal condemns, seizes or otherwise
          -----------------
appropriates, or takes custody or control of all or any substantial portion of the assets described on SCHEDULE 2.

     11.6 Misrepresentation.  Any material representation or warranty made by
          -----------------
any Company in connection with any Loan Paper at any time proves to have been materially incorrect when made; provided that if such Company made such representation or warranty in good faith without any knowledge on the part of the Companies that it was materially incorrect, such misrepresentation shall not constitute a Default if the Companies notify Agent of such misrepresentation within 5 Business Days after such Company has knowledge thereof.

     11.7 Ownership.  There shall occur a Change of Control Transaction.
          ---------

     11.8 Default Under Other Agreements.  (a) Any Restricted Company fails to
          ------------------------------
pay when due (after lapse of any applicable grace period) any recourse Debt in excess (individually or collectively) of $5,000,000; (b) any default exists under any agreement to which any Restricted Company is a party, the effect of which is to cause, or to permit any Person (other than a Restricted Company) to cause, any recourse obligation in excess (individually or collectively) of $5,000,000 to become due and payable by any Restricted Company before its stated maturity, except to the extent such obligation is declared to be due and payable as a result of the sale of any asset to which it relates; or (c) an "Enforcement Notice" is delivered by the Beaver Creek Indenture Trustee or the Vail Indenture Trustee under the Collateral Agency Agreement (and has not been rescinded or withdrawn).

     11.9 Validity and Enforceability of Loan Papers.  Except in accordance with
          ------------------------------------------
its terms or as otherwise expressly permitted by this Agreement, any Loan Paper at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies that it has any further liability or obligations under any Loan Paper to which it is a party.

     11.10  Employee Plans.  Except where occurrence or existence is not a
            --------------
Material Adverse Event, (a) an Employee Plan incurs an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) a Company incurs liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums paid when due), (c) a Company withdraws in whole or in part from participation in a Multiemployer Plan, (d) a Company engages in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), or (e) a "reportable event" (as defined in section 4043 of ERISA) occurs with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

SECTION 12. RIGHTS AND REMEDIES.
----------  -------------------

     12.1   Remedies Upon Default.
            ---------------------

            (a) If a Default exists under SECTION 11.3, the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing LC Exposure.

            (b) If any Default exists, subject to the terms of SECTION 13.5(b), Agent may (with the consent of, and must, upon the request of, Required Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit or to continue or convert any Loan under this Agreement; (iii) reduce any claim to judgment; (iv) demand Borrower to provide cash collateral in an amount equal to the LC Exposure then existing; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction. In addition, Agent may (with the consent of, and must, upon the request of, Lenders holding at least 50% of the Revolving Credit Commitment) terminate the Revolving Credit Commitment.

     12.2   Company Waivers.  TO THE EXTENT PERMITTED BY LAW, EACH COMPANY
            ---------------
WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREES THAT ITS LIABILITY WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATION IS NOT AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF ALL OR ANY PART OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATION.

     12.3   Performance by Agent.  If any covenant, duty or agreement of any
            --------------------
Company is not performed in accordance with the terms of the Loan Papers, Agent may, while a Default exists, at its option (but subject to the approval of Required Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or agreement of any Company.

     12.4   Not in Control.  None of the covenants or other provisions contained
            --------------
in any Loan Paper shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this SECTION 12.

     12.5   Course of Dealing.  The acceptance by Agent or Lenders of any
            -----------------
partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent, Required Lenders or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Required Lenders or Lenders in exercising any Right under the Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

     12.6   Cumulative Rights.  All Rights available to Agent, Required Lenders,
            -----------------
and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Required Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Required Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

     12.7   Application of Proceeds.  Any and all proceeds ever received by
            -----------------------
Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.11.

     12.8   Diminution in Value of Collateral.  Neither Agent nor any Lender has
            ---------------------------------
any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

     12.9   Certain Proceedings.  The Companies will promptly execute and
            -------------------
deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Agent or Required Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Agent's and Required Lenders' remedies at Law for failure of the Companies to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13  AGREEMENT AMONG LENDERS.
----------  -----------------------

     13.1   Agent.
            -----

            (a) Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf pursuant to the terms and conditions of the Loan Papers: (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers);
     (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of any collateral for the benefit of Lenders;
     (vi) to promptly distribute to it all material information, requests, documents and items received from any Company under the Loan Papers; (vii) to promptly distribute to it its ratable part of each payment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it.

            (b) If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Required Lenders), then Required Lenders shall appoint the successor Agent from among Lenders (other than the resigning Agent). If Required Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Required Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers (but, when used in connection with LCs issued and outstanding before the appointment of the successor Agent, "Agent" shall continue to refer solely to NationsBank of Texas, N.A. (but, any LCs issued or renewed after the appointment of any successor Agent shall be issued or renewed by the successor Agent)), and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 13 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

            (c) Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower, except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

            (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

     13.2   Expenses.  Each Lender shall pay its Pro Rata Part (based on the
            --------
Facility as a whole) of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part (based on the Facility as a whole) of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

     13.3   Proportionate Absorption of Losses.  Except as otherwise provided in
            ----------------------------------
the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to any portion of the Obligation in which it participates (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's portion of the Obligation).

     13.4   Delegation of Duties; Reliance.  Lenders may perform any of their
            ------------------------------
duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives. Agent, Lenders and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause (a) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Principal Debt for all purposes until, subject to
SECTION 14.12, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender's portion of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     13.5   Limitation of Agent's Liability.
            -------------------------------

            (a) NEITHER AGENT NOR ANY OF ITS AFFILIATES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS WILL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER THE LOAN PAPERS IN GOOD FAITH AND BELIEVED BY IT OR THEM TO BE WITHIN THE DISCRETION OR POWER CONFERRED UPON IT OR THEM BY THE LOAN PAPERS OR BE RESPONSIBLE FOR THE CONSEQUENCES OF ANY ERROR OF JUDGMENT (EXCEPT FOR FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), AND NONE OF THEM HAS A FIDUCIARY RELATIONSHIP WITH ANY LENDER BY VIRTUE OF THE LOAN PAPERS (BUT NOTHING IN THIS AGREEMENT NEGATES THE OBLIGATION OF AGENT TO ACCOUNT FOR FUNDS RECEIVED BY IT FOR THE ACCOUNT OF ANY LENDER).

            (b) Unless indemnified to its satisfaction, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability or that is contrary to any Loan Paper or applicable Law. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of Required Lenders (or of all Lenders, if instructions from all Lenders is specifically required by the terms of the Loan Papers).

            (c) Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity or due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) the observance of or compliance with any of the terms, covenants or conditions of any Loan Paper on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART, BASED ON THE FACILITY AS A WHOLE, OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. Although Agent and its Representatives have the right to be indemnified under this Agreement for its or their own ordinary negligence, Agent and its Representatives do not have the right to be indemnified under this Agreement for its or their own fraud, gross negligence or willful misconduct.

     13.6     Default; Collateral.  While a Default exists, Lenders agree to
              -------------------
promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender. Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

     13.7     Limitation of Liability.  No Lender or any Participant will incur
              -----------------------
any liability to any other Lender or Participant, except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

     13.8     Relationship of Lenders.  The Loan Papers and the documents
              -----------------------
delivered in connection therewith do not create a partnership or joint venture among Agent and Lenders or among Lenders.

     13.9     Collateral Matters.
              ------------------

              (a) Each Lender authorizes and directs Agent to enter into the Security Documents for the ratable benefit of Lenders and the other secured parties identified therein. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, Required Lenders in accordance with the provisions of the Loan Papers, and the exercise by Agent (with the consent of, or at the request of, Required Lenders) of powers concerning the Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized by and binding upon all Lenders.

              (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted by the Security Documents.

              (c) Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected or insured or has been encumbered or that the Liens granted under the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority.

              (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

              (e) Lenders irrevocably authorize Agent to release any Lien upon any Collateral in accordance with SECTION 5.2(b) or 5.3(b).

     13.10    Benefits of Agreement.  None of the provisions of this SECTION 13
              ---------------------
inure to the benefit of any Company or any other Person other than Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 14    MISCELLANEOUS.
----------    -------------

     14.1     Headings.  The headings, captions and arrangements used in any of
              --------
the Loan Papers are, unless
specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Papers, nor affect the meaning thereof.

     14.2 Nonbusiness Days; Time.  Any payment or action that is due under any
          ----------------------
Loan Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (e.g., 1:00 p.m.) are to Dallas, Texas time.

     14.3 Communications.  Unless otherwise specifically provided, whenever any
          --------------
Loan Paper requires or permits any consent, approval, notice, request or demand from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Paper is set forth on the attached
SCHEDULE 1.

     14.4 Form and Number of Documents.  The form, substance, and number of
          ----------------------------
counterparts of each writing to be furnished under the Loan Papers must be satisfactory to Agent and its counsel, each in its reasonable discretion.

     14.5 Exceptions to Covenants.  The Companies may not take or fail to take
          -----------------------
any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

     14.6 Survival.  All covenants, agreements, undertakings, representations
          --------
and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

     14.7 Governing Law.  The Laws (other than conflict-of-laws provisions) of
          -------------
the State of New York and of the United States of America govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement and interpretation of the Loan Papers.

     14.8 Invalid Provisions.  Any provision in any Loan Paper held to be
          ------------------
illegal, invalid or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and the Companies shall negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

     14.9 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN PAPER,
          -------------------------------------
IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OTHER COMPANY), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS

THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN PAPER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (e) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each other Company) acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each other Company) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS
SECTION 14.9 MAY NOT BE MODIFIED EXCEPT IN ACCORDANCE WITH SECTION 14.10, AND SHALL, EXCEPT TO THE EXTENT WAIVED OR MODIFIED IN ACCORDANCE WITH SECTION 14.10, APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR PLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     14.10  Amendments, Consents, Conflicts and Waivers.
            -------------------------------------------

            (a) Unless otherwise specifically provided, (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Agent and Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification or waiver that has been approved by Required Lenders and Borrower.

            (b) Any amendment to or consent or waiver under any Loan Paper that purports to waive any mandatory prepayment or change the allocation of any payment among the Revolving Credit Loans, the Tranche A Loans and the Tranche B Loans must be by an instrument in writing executed by Borrower, Agent, Lenders holding at least 50% of the Revolving Credit Commitment, Lenders holding at least 50% of the Tranche A Commitment and Lenders holding at least 50% of the Tranche B Commitment. Any amendment to or consent or waiver that purports to reactivate (or would have the effect of reactivating) the Revolving Credit Commitment after its termination pursuant to SECTION 12.1 must be by an instrument in writing executed by Borrower, Agent and Lenders holding at least 50% of the Revolving Credit Commitment. Any amendment to or consent or waiver under any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender: (i) extend the due date, decrease the amount of, or reallocate among the Tranches any scheduled payment of the Obligation; (ii) decrease any rate or amount of interest, fees or other sums payable to Agent or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) change the definition of "Committed Sum," "Required Lenders," "Revolving Credit Commitment," "Revolving Credit Termination Date," "Tranche A Commitment," "Tranche A Termination Date," "Tranche B Commitment," or "Tranche B Termination Date;" (iv) increase any one or more Lenders' Committed Sums;
     (v) waive compliance with, amend or release (in whole or in part) the Guaranties of VRI or all or substantially all of the Restricted Subsidiaries; (vi) consent to the release of any material portion of the Collateral (other than pursuant to SECTION 5.2(b) or 5.3(b), which may be released by Agent alone in accordance with SECTION 13.9(e)); or (vii) change this clause (b), SECTION 9.12 or any other matter specifically requiring the consent of all Lenders under this Agreement.

            (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement.

            (d) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Required Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     14.11 Multiple Counterparts.  Each Loan Paper (other than the Notes) may be
           ---------------------
executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

     14.12 Successors and Assigns; Participation.
           -------------------------------------

           (a) The Loan Papers bind and inure to the benefit of the parties hereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as permitted by this SECTION 14.12.

           (b) Any Lender may, in the ordinary course of its business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in all or any part of its Rights and obligations under the Loan Papers. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participation have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Paper, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Papers or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement). Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participation in, or otherwise encumbering its portion of the Obligation.

           (c) Any Lender may at any time, in the ordinary course of its business, (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Papers to any of its Affiliates (each a "PURCHASER") and (ii) upon the prior written consent of Borrower (if no Default or Potential Default exists) and Agent (which will not be unreasonably withheld), assign to any other Person (each of which is also a "PURCHASER") all or any part (but if less than all, then not less than $5,000,000) of its Rights and obligations under the Loan Papers. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached

     EXHIBIT H. Each assignment under this SECTION 14.12(c) shall include a ratable interest in the assigning Lender's Rights and obligations under the Facility with respect to the Tranche or Tranches affected by such assignment. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and the recordation thereof in the Register provided for in SECTION 14.12(d) and (ii) with respect to each assignment after the completion of the primary syndication described above, payment of a fee of $3,500 from the transferor to Agent, from and after the effective date specified in the Assignment Agreement (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing SCHEDULE 1 shall automatically be deemed to reflect the name, address, Revolving Credit Commitment, Tranche A Commitment, and/or Tranche B Commitment, as the case may be, and Committed Sum of such Purchaser, Agent shall deliver to Borrower and Lenders an amended SCHEDULE 1 reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note or Notes, as applicable, in the face amount of its Revolving Credit Commitment, Tranche A Commitment, and/or Tranche B Commitment, as the case may be, following transfer, and, upon receipt of its new Note or Notes, as applicable, the transferor Lender shall return to Borrower the relevant Note or Notes previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

            (d) Agent shall maintain at its address on SCHEDULE 1 a copy of each Lender assignment agreement delivered to it in accordance with the terms of
     SECTION 14.12(c) and a register for the recordation of the principal amount, Type and Interest Period of each Loan and the names, addresses and Commitments of each Lender from time to time (the "REGISTER"). Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) This SECTION 14.12 relates to absolute assignments and, notwithstanding SECTION 14.12(a), does not prohibit assignments creating security interests. Specifically, without limitation, any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

     14.13 Discharge Only Upon Payment in Full; Reinstatement in Certain
           -------------------------------------------------------------
Circumstances.  Each Company's obligations under the Loan Papers remain in full
-------------
force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

     14.14 ENTIRETY.  THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, LENDERS AND
           --------
AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THOSE WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN

LOAN PAPERS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY ANY COMPANY, ANY LENDER OR AGENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Agreement supersedes all prior written agreements and understandings relating to the subject matter hereof, including, without limitation, the Offering Memorandum dated September 1996, and may be supplemented only by documents delivered in accordance with the terms hereof.


     EXECUTED as of the day and year first mentioned.


                              THE VAIL CORPORATION



                              By:
                              Name:



                              NATIONSBANK OF TEXAS, N.A.



                              By:
                                    Frank M. Johnson
                                    Senior Vice President

                              THE FIRST NATIONAL BANK OF BOSTON



                              By:
                                    Andrew T. Fay
                                    Vice President

                              COLORADO NATIONAL BANK



                              By:
                                    William J. Sullivan
                                    Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH



                              By:
                                    Mischa Zabotin
                                    Vice President

                              BANKERS TRUST COMPANY



                              By:
                              Name:
                              Title:

                              BANK OF AMERICA ILLINOIS



                              By:
                              Name:
                              Title:

                              FLEET NATIONAL BANK



                              By:
                                    Guy G. Smith
                                    Senior Vice President

                              HARRIS TRUST AND SAVINGS BANK



                              By:
                                    James H. Colley
                                    Vice President

                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                              LOS ANGELES AGENCY



                              By:
                                    Paul Clifford
                                    Deputy General Manager

                              NORWEST BANK COLORADO, NATIONAL
                              ASSOCIATION



                              By:
                                    Sandra A. Sauer
                                    Vice President

                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.



                              By:
                              Name:
                              Title:

                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                              INCOME TRUST



                              By:
                                    Jeffrey W. Maillet
                                    Senior Vice President and Portfolio Manager

                              KEY BANK OF COLORADO



                              By:
                              Name:
                              Title:

                              MARINE MIDLAND BANK



                              By:
                                    John Lyons
                                    Senior Vice President

                              THE SAKURA BANK, LIMITED, LOS ANGELES
                              AGENCY



                              By:
                              Name:
                              Title:

                              CITY NATIONAL BANK



                              By:
                                    David A. Nelson
                                    Vice President

                                  EXHIBIT A-1
                                  -----------

                        REVOLVING CREDIT PROMISSORY NOTE

                     $____________Dallas, Texas______________________, 19_______

          For value received, THE VAIL CORPORATION ("MAKER"), hereby promises to pay to the order of ___________________ ("PAYEE") on or before the Revolving Credit Termination Date, the principal amount of $_______________, or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

          This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Agent, and the Lenders referred to therein (including, without limitation, Payee) and is one of the "Notes" referred to therein issued in connection with the Revolving Credit Commitments. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.

          This note is a Loan Paper and, therefore, is subject to the applicable provisions of SECTION 14 (including, without limitation, the registration provisions of SECTION 14.12(d)) of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

          Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.


                                         THE VAIL CORPORATION



                                         By:
                                         Name:
                                         Title:

                                  EXHIBIT A-2
                                  -----------

                      TRANCHE A TERM LOAN PROMISSORY NOTE

                  $_______________Dallas, Texas______________________, 19_______

          For value received, THE VAIL CORPORATION ("MAKER"), hereby promises to pay to the order of ___________________ ("PAYEE") on or before the Tranche A Termination Date, the principal amount of $______________, or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

          This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Agent, and the Lenders referred to therein (including, without limitation, Payee) and is one of the "Notes" referred to therein issued in connection with the Tranche A Commitments. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.

          This note is a Loan Paper and, therefore, is subject to the applicable provisions of SECTION 14 (including, without limitation, the registration provisions of SECTION 14.12(d)) of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

          Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.


                                         THE VAIL CORPORATION



                                         By:
                                         Name:
                                         Title:

                                  EXHIBIT A-3
                                  -----------

                      TRANCHE B TERM LOAN PROMISSORY NOTE

                    $_____________Dallas, Texas______________________, 19_______

          For value received, THE VAIL CORPORATION ("MAKER"), hereby promises to pay to the order of ___________________ ("PAYEE") on or before the Tranche B Termination Date, the principal amount of $______________, or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

          This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Agent, and the Lenders referred to therein (including, without limitation, Payee) and is one of the "Notes" referred to therein issued in connection with the Tranche B Commitments. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.

          This note is a Loan Paper and, therefore, is subject to the applicable provisions of SECTION 14 (including, without limitation, the registration provisions of SECTION 14.12(d)) of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

          Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.


                                         THE VAIL CORPORATION



                                         By:
                                         Name:
                                         Title:

                                   EXHIBIT B
                                   ---------

                                   GUARANTY

     THIS GUARANTY is executed as of ___________, 19__, by each of the undersigned (each a "GUARANTOR" and collectively the "GUARANTORS") for the benefit of NATIONSBANK OF TEXAS, N.A. (with its successors in such capacity, "AGENT"), as Agent for itself and other Lenders ("LENDERS" and together with Agent, the "GUARANTEED PARTIES") now or hereafter party to the Credit Agreement with THE VAIL CORPORATION ("BORROWER") dated as of January 3, 1997 (as hereafter amended, supplemented, or restated, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

     A.   Each Guarantor is an Affiliate of Borrower.

     B. The execution and delivery of this Guaranty is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Lenders' obligations to extend credit under the Credit Agreement.

     C. In each Guarantor's judgment, the value of the consideration received and to be received by it under the Loan Papers is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit it directly or indirectly.

     NOW, THEREFORE, each Guarantor jointly and severally guarantees to Lenders the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Debt owing to Lenders as follows:

     1.   Borrower.  The term "BORROWER" includes, without limitation, Borrower
          --------
as a debtor-in-possession and any party hereafter appointed Receiver for Borrower or all or substantially all of its assets under any Debtor Relief Law.

     2.   Guaranteed Debt.  The term "GUARANTEED DEBT" means all present and
          ---------------
future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to the Guaranteed Parties by Borrower under the Loan Papers to which it is a party, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, (a) all attorneys' fees and expenses incurred pursuant to, or in connection with the protection of Rights under, the Loan Papers to which Borrower is a party, and (b) amounts that would become due but for operation of
Section 502, 506 or any other applicable provision of Title 11 of the United States Code), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily files for bankruptcy protection) and any and all costs, attorneys' fees and expenses reasonably incurred by any Guaranteed Party to enforce Borrower's payment of any of the foregoing indebtedness.

     3.   Absolute Guaranty.  This instrument is an absolute, irrevocable and
          -----------------
continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of any Guarantor with respect to the Guaranteed Debt of Borrower thereafter incurred. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTY, HOWEVER, EACH GUARANTOR'S MAXIMUM LIABILITY HEREUNDER IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER ANY DEBTOR RELIEF LAW.

     4.   Representations and Warranties.  Each Guarantor acknowledges that
          ------------------------------
certain representations and warranties contained in the other Loan Papers (including, without limitation, SECTION 7 of the Credit Agreement) apply to it and hereby represents and warrants to Agent and Lenders that each such representation and warranty is true and correct.

     5.   Covenants.  Each Guarantor acknowledges that certain covenants,
          ---------
agreements and undertakings contained in the other Loan Papers (including, without limitation, SECTIONS 8, 9 and 10 of the Credit Agreement) apply to it and hereby covenants and agrees with Agent and Lenders to comply with each such covenant, agreement and undertaking.

     6.   Other Indebtedness.  If any Guarantor becomes liable for any
          ------------------
indebtedness owing by Borrower to any Guaranteed Party, other than under this Guaranty, such liability will not be in any manner impaired or affected by this Guaranty, and the rights of the Guaranteed Parties under this Guaranty are cumulative of any and all other rights that the Guaranteed Parties may ever have against that Guarantor. The exercise by any Guaranteed Parties of any right or remedy under this Guaranty or otherwise will not preclude the concurrent or subsequent exercise of any other right or remedy.

     7.   Default.  If a Default under the Credit Agreement exists and as a
          -------
result of such Default amounts are owing to any Guaranteed Party in respect of its Guaranteed Debt, each Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to such demand of either the acceptance by any Guaranteed Party of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to the appropriate Guaranteed Party, and it is not necessary for such Guaranteed Party, in order to enforce such payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness or to enforce rights against any collateral securing such indebtedness.

     8.   Subordinated Debt.  All obligations of Borrower to any Guarantor (the
          -----------------
"SUBORDINATED DEBT") are expressly subordinated to the full and final payment of the Guaranteed Debt. Each Guarantor agrees not to accept any payment of the Subordinated Debt from Borrower with respect thereto, if a Default exists; and, if any Guarantor receives any payment of the Subordinated Debt in violation of the foregoing, that Guarantor will hold any such payment in trust for Agent and promptly turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt in the manner contemplated by the Credit Agreement.

     9.   Waiver of Subrogation and Contribution.  No Guarantor will assert,
          --------------------------------------
enforce or otherwise exercise (a) any right of subrogation to any of the rights or liens of Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification or similar right against Borrower or any other obligor on all or any part of the Guaranteed Debt or any guarantor thereof, and each Guarantor irrevocably waives any and all of the foregoing rights (whether such rights arise in equity, under contract, by statute, under common law or otherwise). Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to Agent or any other beneficiary to secure payment of the Guaranteed Debt.

     10.  Obligations Not Diminished.  No Guarantor's obligations under this
          --------------------------
Guaranty will be released, diminished or affected by the occurrence of any one or more of the following events: (a) any Guaranteed Party's taking or accepting of any other security or guaranty for any or all of the Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment or loss of any collateral securing any or all of the Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the modification of or waiver of compliance with, any terms of any other Loan Paper;
(e) the insolvency, bankruptcy or lack of corporate power of any party at any time liable for any or all of the Guaranteed Debt, whether now existing or hereafter occurring; (f) any renewal, extension or rearrangement of any or all of the Guaranteed Debt or any adjustment, indulgence, forbearance or compromise that may be granted or given by Agent or Lenders to any other obligor on the Obligation; (g) any neglect, delay, omission, failure or refusal of Agent or Lenders to take or prosecute any action in connection with the Guaranteed Debt;
(h) any failure of Agent or Lenders to notify any Guarantor of any renewal, extension or assignment of any or all of the Guaranteed Debt or the release of any security or of any other action taken or refrained from being taken by Agent or Lenders against Borrower or any new agreement between Agent or Lenders and Borrower, it being understood that Agent and Lenders are not required to give Guarantors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Debt; (i) the unenforceability of any part of the Guaranteed Debt against any party because it exceeds the amount permitted by law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection therewith, or otherwise; or (j) any payment of the Obligation to Agent or Lenders is held to constitute a preference under any Debtor Relief Law or for any other reason Agent or Lenders are required to refund such payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to such payment).

     11.  Waiver of Right to Require Suit.  Each Guarantor waives all rights by
          -------------------------------
which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Debt or require suit against Borrower or others.

     12.  Independent Credit Investigation.  Each Guarantor confirms that it has
          --------------------------------
executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Papers and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Agent or Lenders as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting (a) Borrower's ability to perform under the Loan Papers to which it is a party or (b) any collateral securing all or any part of the Guaranteed Debt.

     13.  No Discharge.  The Guaranteed Debt will not be reduced, discharged or
          ------------
released because or by reason of any existing or future offset, claim or defense (except for the defense of payment of the Guaranteed Debt) of Borrower or any other party against Agent or Lenders or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     14.  Successors and Assigns.  This Guaranty is for the benefit of Agent and
          ----------------------
Lenders and their respective successors and permitted assigns, and in the event of an assignment of all or any of the Guaranteed Debt, the Rights hereunder, to the extent applicable to the portion assigned, shall be transferred therewith. This Guaranty shall be binding upon each Guarantor and its successors and permitted assigns.

     15.  Loan Paper.  This Guaranty is a Loan Paper and is subject to the
          ----------
applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.


                                VAIL RESORTS, INC.
                                VAIL HOLDINGS, INC.
                                VAIL TRADEMARKS, INC.
                                VAIL ASSOCIATES REAL ESTATE GROUP, INC.
                                BEAVER CREEK CONSULTANTS, INC.
                                BEAVER CREEK ASSOCIATES, INC.
                                VAIL/BEAVER CREEK RESORT PROPERTIES, INC.
                                VAIL FOOD SERVICES, INC.
                                PINEY RIVER RANCH, INC.
                                VAIL/ARROWHEAD, INC.
                                BEAVER CREEK FOOD SERVICES, INC.
                                VAIL ASSOCIATES HOLDINGS, LTD.
                                VAIL ASSOCIATES REAL ESTATE, INC.
                                VAIL ASSOCIATES CONSULTANTS, INC.
                                VAIL ASSOCIATES MANAGEMENT COMPANY
                                VAIL ASSOCIATES RANCH AND LAND

                                 COMPANY


                                 By:
                                 Name:
                                 Title:


                                 GILLETT GROUP MANAGEMENT, INC.
                                 GHTV, INC.
                                 GILLETT BROADCASTING, INC.
                                 GILLETT BROADCASTING OF MARYLAND, INC.


                                 By:
                                 Name:
                                 of each of the above Companies


                                 RALSTON RESORTS, INC.
                                 KEYSTONE CONFERENCE SERVICES, INC.
                                 KEYSTONE DEVELOPMENT SALES, INC.
                                 KEYSTONE FOOD & BEVERAGE COMPANY
                                 KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY


                                 By:
                                 Name:
                                 of each of the above Companies

                                   EXHIBIT C
                                   ---------

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT is entered into as of _______________, 19____, between __________________ (with its successors, "PLEDGOR") and NATIONSBANK OF TEXAS, N.A. (with its successors in such capacity, "AGENT"), as Agent for itself and other Lenders ("LENDERS") now or hereafter party to the Credit Agreement with THE VAIL CORPORATION ("BORROWER") dated as of January 3, 1997 (as hereafter amended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

     A.   Pledgor is an Affiliate of Borrower.

     B. The execution and delivery of this Pledge Agreement is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Lenders' obligations to extend credit under the Credit Agreement.

     C. In Pledgor's judgment, the value of the consideration received and to be received by it under the Loan Papers is reasonably worth at least as much as its liability and obligation under this Pledge Agreement, and such liability and obligation may reasonably be expected to benefit it directly or indirectly.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  Unless otherwise defined herein or in the Credit
          -----------
Agreement, or unless the context otherwise requires, all terms used herein which are defined in the UCC as in effect on the date hereof shall have the meanings therein stated. The following additional terms, as used herein, have the following respective meanings:

     COLLATERAL AGENT means the "Collateral Agent" as defined in the Collateral Agency Agreement and the IRB Pledge Agreement.

     FIRST PRIORITY PLEDGED STOCK means the Pledged Stock described on ANNEX A as being subject to no prior Lien and all capital stock hereafter issued by the issuers of such Pledged Stock required to be included in the definition of "PLEDGED STOCK" pursuant to the provisions of SECTION 2(b)(iv).

     IRB PLEDGE AGREEMENT means the "Pledge Agreement" as defined in the Collateral Agency Agreement.

     IRB PLEDGE AGREEMENT COLLATERAL means the "Pledge Agreement Collateral" as defined in the IRB Pledge Agreement.

     [KEYSTONE/INTRAWEST DISTRIBUTIONS means all of Pledgor's present and future rights to receive payments or other distributions from Keystone/Intrawest L.L.C., a Delaware limited liability company, whether on account of Pledgor's membership interest in Keystone/Intrawest L.L.C., or otherwise.]

     OBLIGATION means (a) all obligations of Pledgor under the Guaranty of even date herewith executed by it and others for the benefit of Agent on behalf of the Lenders, and (b) all present and future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Agent or Lenders by Borrower under the Loan Papers to which it is a party, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, (x) all attorneys' fees and expenses incurred pursuant to, or in connection with the protection of Rights under, the Loan Papers to which Borrower is a party, and (y) amounts that would become due but for operation of Section 502, 506 or any other applicable provision of Title 11 of the United States Code), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily files for bankruptcy protection) and any and all costs, attorneys' fees and expenses reasonably incurred by Agent or any Lender to enforce Borrower's payment of any of the foregoing indebtedness.

     PLEDGE AGREEMENT COLLATERAL means all of the property referred to in
SECTION 3(a).

     PLEDGED STOCK means all of the issued and outstanding capital stock [and membership interests] now owned or hereafter acquired by Pledgor in the issuers listed in ANNEX A hereto, including the stock identified on ANNEX A, any additional or substitute shares of capital stock now owned or hereafter acquired by Pledgor in such issuers issued after the date hereof and all capital stock [and membership interests] required to be included in this definition pursuant to the provisions of SECTION 2(b)(iv). [and (b) the Keystone/Intrawest Distributions.]

     PROCEEDS means all proceeds of, and all other profits, products, rentals and receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, the Pledge Agreement Collateral, whether now existing or hereafter arising.

     SECOND PRIORITY PLEDGED STOCK means the Pledged Stock described on ANNEX A as being subject to a prior Lien and all capital stock hereafter issued by the issuers of such Pledged Stock required to be included in the definition of "PLEDGED STOCK" pursuant to the provisions of Section 2.B(d) of the IRB Pledge Agreement.

     SECURITY INTERESTS means the security interests in the Pledge Agreement Collateral granted hereunder securing the Obligation.

     UCC means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that to the extent that the perfection or the effect of perfection or non-perfection of the Security Interests in any Pledge Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     2.   Representations, Warranties and Certain Agreements.
          --------------------------------------------------

          (a)  Pledgor represents and warrants as follows:

               (i) Pledgor has good title to all of the Pledge Agreement Collateral purported to be owned by it, free and clear of any Liens, other than the Liens granted to the Collateral Agent under the IRB Pledge Agreement and the Collateral Agency Agreement. The Pledged Stock described on ANNEX A includes all of the issued and outstanding capital stock of each issuer as of the date hereof, except as otherwise indicated on ANNEX A. All of the Pledged Stock has been duly authorized and validly issued, is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person other than the Collateral Agent. As of the date hereof, Pledgor is not a party to or otherwise bound by any agreement (other than this Pledge Agreement, the Collateral Agency Agreement and IRB Pledge Agreement) which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect to transfers thereof or payments of dividends thereon.

               (ii) Contemporaneously with the execution and delivery of this agreement, Pledgor has delivered to Agent the Pledged Stock described on ANNEX A (other than any Second Priority Pledged Stock [and the SSF/VARE membership interest] [and the Keystone/Intrawest Distributions]). No Pledge Agreement Collateral is in the possession of any Person asserting any claim thereto or security interest therein that is not permitted under the Loan Papers, except that (i) Agent or its designee may have possession of the Pledge Agreement Collateral (other than the IRB Pledge Agreement Collateral), and (ii) Collateral Agent may have possession of the IRB Pledge Agreement Collateral.

               (iii) Assuming that Agent is in continuous possession of the First Priority Pledged Stock, the Security Interests will constitute valid and perfected security interests in the First Priority Pledged Stock prior to all other Liens. Appropriate financing statements have been filed in the necessary jurisdictions with respect to all other Pledge Agreement Collateral, and the Security Interests, to the extent they may be perfected by filing financing statements in the necessary jurisdictions, constitute valid and continuing perfected security interests in such other Pledge Agreement Collateral to the extent a security interest can be created therein under the UCC, securing the payment of the Obligation. All other actions necessary to perfect the Security Interests in each item of such Pledge Agreement Collateral have been duly taken to the extent a security interest can be created therein under the UCC as in effect in the applicable jurisdictions of the United States.

          (b)  Pledgor agrees as follows:

               (i) Pledgor will not change the location of its chief executive office or chief place of business unless it shall have given Agent prior notice thereof and (at Pledgor's cost and expense) delivered an opinion of counsel with respect thereto prior to taking such action in customary form confirming the continued validity and perfection under the UCC (to the extent such Security Interests may be perfected under the UCC) of the Security Interests (which opinion may contain such exceptions and assumptions as are customary in a legal opinion of such type). Pledgor shall at all times maintain its chief executive office within one of the 48 contiguous states in which Article 9 --Secured Transactions of the UCC is in effect. Pledgor shall not in any event change the location of any Pledge Agreement Collateral if such change would cause the Security Interests in such Pledge Agreement Collateral to lapse or cease to be perfected unless prior to taking such action it shall have taken such actions as may be necessary to prevent such lapse in perfection or failure to be perfected.

               (ii) Pledgor may not change its name or corporate structure in any manner unless it shall have given Agent prior notice thereof and delivered an opinion of counsel in customary form with respect thereto prior to taking such action confirming the continued validity and perfection under the UCC (to the extent such Security Interests may be perfected under the UCC) of the Security Interests (which opinion may contain such exceptions and assumptions as are customary in a legal opinion of such type).

               (iii) Pledgor shall keep full and accurate books and records relating to the Pledge Agreement Collateral, and stamp or otherwise mark such books and records in such manner as Required Lenders may reasonably require in order to reflect the Security Interests.

               (iv) The Pledged Stock will at all times include not less than the percentage of the issued and outstanding capital stock [and membership interests] of each issuer shown on ANNEX A, except to the extent any such Pledged Stock shall have been released in accordance with the provisions of SECTION 11 below.

               (v) Pledgor shall not become a party to any agreement prohibited by the last sentence of SECTION 2(a)(i).

     3.   The Security Interests.
          ----------------------

          (a) Pledgor, to secure the full and punctual payment and performance of the Obligation, hereby grants to Agent, for the benefit of Lenders, a continuing security interest in and to all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

          (i) all books and records of Pledgor pertaining to any of the property described in this SECTION 3(a);

          (ii) the Pledged Stock owned or held by Pledgor and all of its rights and privileges with respect thereto including, without limitation, all dividends, interest, principal and other payments and distributions made upon or with respect to the Pledged Stock; and

          (iii) all Proceeds of all or any of the property described in clauses (i) and (ii) of this SECTION 3(a) to the extent that such Proceeds consist of cash or other property which would constitute Pledge Agreement Collateral pursuant to such clauses (i) and (ii).

          (b) The Security Interests are granted as security only and shall not subject Agent or any Lender to, or transfer or in any way affect or modify, any obligation or liability of the undersigned with respect to any of the Pledge Agreement Collateral or any transaction in connection therewith.

          (c) Notwithstanding any provision to the contrary set forth in this agreement, the Security Interests and Rights granted to the Agent hereunder shall be subject and subordinated to the Liens and Rights granted to the Collateral Agent under the IRB Pledge Agreement and Collateral Agency Agreement.

     4.   Delivery of Pledged Stock.  If at any time or from time to time after
          -------------------------
the date hereof Pledgor shall receive any stock required to be pledged hereunder, it shall promptly:

          (a) deliver to Agent the certificate evidencing each such share of stock, accompanied by instruments of transfer or assignment duly executed in blank, to be held by Agent for the benefit of Lenders as collateral for the Obligation in accordance with this agreement (other than any Second Priority Pledged Stock); and

          (b) execute, deliver, file and record any and all instruments, assignments, agreements, financing statements and other documents necessary, to the extent determined by and in form and substance satisfactory to Agent in its reasonable judgment, to perfect or continue the perfection of a security interest in such stock for the benefit of Lenders.

     5.   General Authority.  Pledgor hereby irrevocably appoints Agent its true
          -----------------
and lawful attorney, with full power of substitution, in the name of the Pledgor, Agent, Lenders, or otherwise, for the sole use and benefit of Agent and Lenders, but at Pledgor's expense, to the extent permitted by law to exercise, at any time and from time to time while a Default exists, all or any of the following powers (in addition to the powers specified in the Credit Agreement) with respect to all or any of the Pledge Agreement Collateral, but only to the extent directed to do so by Required Lenders and subject to the rights granted to the Collateral Agent under the IRB Pledge Agreement and Collateral Agency
Agreement:

          (a) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due thereon or by virtue thereof;

          (b) to commence, settle, compromise, compound, adjust, prosecute or defend any claim, suit, action or proceeding with respect thereto;

          (c) to sell, transfer, assign or otherwise deal in or with the same or any party thereof or the Proceeds or avails thereof, as fully and effectually as if Agent were the absolute owner thereof; and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereof;

provided, however, that Agent shall give Pledgor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Pledge Agreement Collateral pursuant to clause (c) of this SECTION
5. Pledgor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

     6.   Record Ownership of Pledged Stock; Notices.
          ------------------------------------------

          (a) While a Default exists, Agent may at any time or from time to time at the direction of Required Lenders, cause any or all of the First Priority Pledged Stock to be transferred of record into the name of Agent or its nominee. If Agent transfers any First Priority Pledged Stock into its name or the name of its nominee, Agent will thereafter promptly give Pledgor copies of any notices and communications received by Agent with respect to any First Priority Pledged Stock. If such Default is cured or waived, Agent shall then cause any First Priority Pledged Stock so transferred into its name to be transferred into Pledgor's name.

          (b) If a Default exists, Pledgor will promptly give to Agent copies of any notices and communications received by it with respect to any Pledged Stock.

     7.   Right to Receive Distributions on Pledged Stock.
          -----------------------------------------------

          (a) While a Default exists, Agent shall have the right to receive and retain as additional security hereunder all dividends, interest, principal and other payments and distributions made upon or with respect to the First Priority Pledged Stock. Pledgor shall take all such action necessary or appropriate, or as Agent may reasonably request, to give effect to such right. Any dividends, interest, principal and other payments and distributions which are received in respect of the First Priority Pledged Stock by Pledgor while a Default exists shall be received in trust for the benefit of Required Lenders, and shall be segregated from other funds of Pledgor and shall (to the extent so directed by Agent at the direction of Required Lenders) forthwith be paid over to Agent (with any necessary endorsement). Agent will not exercise its rights under this subsection unless directed to do so by Required Lenders. All such dividends, interest, principal and other payments and distributions shall be delivered to Agent upon demand.

          (b) So long as no Default exists, Pledgor shall have full power and authority to receive and retain all dividends, distributions, and other payments in respect of Pledged Stock pledged to Agent hereunder.

     8.   Right to Vote Pledged Stock; Releases.
          -------------------------------------

          (a) Unless a Default exists and Required Lenders have directed Agent not to permit Pledgor to exercise such rights, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock and other Pledge Agreement Collateral that it owns and Agent shall, upon receiving a written request from an authorized financial officer of Pledgor deliver to Pledgor or as specified in such request, such proxies, powers of attorney, consents, ratifications and waivers as shall be reasonably requested by Pledgor in respect of any of the Pledged Stock owned by it which are registered in the name of Agent or its nominee and any other Pledge Agreement Collateral owned by Pledgor.

          (b) If a Default exists, Agent shall have the right, to the extent permitted by law, to vote and to give consents, ratifications and waivers and take any other action with respect to all the First Priority Pledged Stock with the same force and effect as if Agent were the absolute and sole owner thereof. Pledgor shall at the request of Agent take all such action as may be necessary or appropriate to give effect to the rights granted to Agent pursuant to the immediate preceding sentence.

     9.   Remedies Upon Enforcement Notice.
          --------------------------------

          (a) If a Default exists, Agent may (to the extent so directed by Required Lenders and subject to the rights granted to the Collateral Agent under the IRB Pledge Agreement and Collateral Agency Agreement) exercise, on behalf of Lenders, all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, without limiting the foregoing, Agent may, at the direction of Required Lenders [(and subject to the rights of the Collateral Agent under the terms of the IRB Pledge Agreement and the Collateral Agency Agreement)], without being required to give any notice, except as herein provided or as may be required by Law, sell the Pledge Agreement Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Agent may deem satisfactory. Agent or any Lender may be the purchaser of any or all of the Pledge Agreement Collateral so sold at any public sale (or, if the Pledge Agreement Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Pledgor will execute and deliver such documents and take such other lawful actions Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Pledge Agreement Collateral so sold. Each purchaser at any such sale shall hold the Pledge Agreement Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor which may be waived, and Pledgor to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by SECTION 5 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent may fix in the notice of such sale. At any such sale the Pledge Agreement Collateral may be sold in one lot as an entirety or in separate parcels, as Agent may determine. Agent shall not be obligated to make any such sale pursuant to any such notice. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledge Agreement Collateral on credit or for future delivery, the Pledge Agreement Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledge Agreement Collateral so sold and, in case of any such failure, such Pledge Agreement Collateral may again be sold upon like notice. Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledge Agreement Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Pledged Stock, to limit purchasers to those who will agree, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register it for public sale.

          (c) For the purpose of enforcing any and all rights and remedies under this Pledge

     Agreement, Agent may, subject to the provisions of the Credit Agreement, [the IRB Pledge Agreement, and the Collateral Agency Agreement,] have access to and use Pledgor's books and records relating to the Pledge Agreement Collateral.

     10.  Application of Proceeds.  During the time a Default exists, the
          -----------------------
proceeds of any sale of, or other realization upon, all or any part of the Pledge Agreement Collateral (subject to the rights of Collateral Agent) shall be delivered to Agent for the benefit of Lenders.

     11.  Termination of Security Interests; Release of Pledge Agreement
          --------------------------------------------------------------
Collateral.  At the time specified in SECTION 5.2(b) or 14.13 of the Credit
----------
Agreement for the reversion or release of the Pledge Agreement Collateral to Pledgor, the Security Interests shall terminate and all rights to the Pledge Agreement Collateral shall revert and be released to it. At any time and from time to time prior to such termination of the Security Interests, Agent may release any of the Pledge Agreement Collateral. Upon any such termination of the Security Interests or release of Pledge Agreement Collateral, Agent will, at the expense of the Borrower, deliver to Pledgor any Pledge Agreement Collateral so released that is in its possession and execute and deliver such documents, certificates or other instruments as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Pledge Agreement Collateral, as the case may be.

     12.  Waivers; Estoppel; Non-Exclusive Remedies.
          -----------------------------------------

          (a) No failure on the part of Agent to exercise, no delay in exercising, and no course of dealing with respect to, any right under this agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Agent of any right under this agreement preclude any other or further exercise thereof or the exercise of any other right.

          (b) Pledgor, to the extent it may lawfully do so, (i) agrees that it will not at any time, in any manner whatsoever, claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Pledge Agreement Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this agreement, (ii) hereby waives all benefit or advantage of all such laws and covenants and (iii) agrees that it will suffer and permit the execution of every such power as though no such law were in force.

          (c) Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledge Agreement Collateral upon any sale, whether made under any power of sale granted in this agreement or pursuant to judicial proceedings or upon foreclosure or any enforcement of this agreement and consents and agrees that all the Pledge Agreement Collateral may at any such sale be offered and sold as an entirety.

          (d) Pledgor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required under this agreement) in connection with this agreement and any action taken by Agent with respect to the Pledge Agreement Collateral.

          (e) The Rights in this agreement are cumulative and are not exclusive of any other remedies provided by Law or any other contract.

     13.  Successors and Assigns.  This agreement is for the benefit of Agent
          ----------------------
and Lenders and their respective successors and permitted assigns, and in the event of an assignment of all or any of the Obligation, the Rights hereunder, to the extent applicable to the portion assigned, shall be transferred therewith. This agreement shall be binding on the undersigned, Agent, Lenders, and their respective successors and permitted assigns.

     14.  Loan Paper.  This agreement is a Loan Paper and is subject to the
          ----------
applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated into this agreement by reference the same as if set forth in this agreement verbatim.


NATIONSBANK OF TEXAS, N.A.,                              ,
as Agent                                         , as Pledgor                 ,


                                    By:                                     By:
                                  Name:                                   Name:
                                 Title:                                  Title:

                          ANNEX A TO PLEDGE AGREEMENT
                          ---------------------------

                                 PLEDGED STOCK
                                 -------------

                                                      Authorized
                                                          and                 Pledged
                                                      Outstanding    Par      Stock\    Certificate  Percentage
                       Issuer                           Shares      Value    Interest     Number        Owned        Other Liens
----------------------------------------------------  -----------  ------    ---------  -----------  -----------  ------------------


(a)  INSERT FOR PLEDGE AGREEMENT FROM VRI
     ------------------------------------

Gillett Group Management, Inc.                              1,000  $   1.00     1,000             2         100%  None

Gillett Broadcasting of Maryland, Inc.                      1,000  $   1.00     1,000             3         100%  None

GHTV, Inc.                                                  1,000  $   1.00     1,000             3         100%  None

Gillett Broadcasting, Inc.                                  1,000  $   1.00     1,000             2         100%  None

Vail Holdings, Inc.                                         1,000  $   1.00     1,000             4         100%  None

(b)  INSERT FOR PLEDGE AGREEMENT FROM VHI
     ------------------------------------

The Vail Corporation                                        1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

(c)  INSERT FOR PLEDGE AGREEMENT FROM BORROWER
     -----------------------------------------

Ralston Resorts, Inc.                                         100  $  10.00       100             5         100%  None

Vail Trademarks, Inc.                                       1,000  $   1.00     1,000             1         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail Associates Real Estate Group, Inc.                     1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Beaver Creek Consultants, Inc.                              1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Beaver Creek Associates, Inc.                               1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail/Beaver Creek Resort Properties, Inc.                   1,000  $   1.00       800             5          80%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail Food Services, Inc.                                    1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Piney River Ranch, Inc.                                     1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail/Arrowhead, Inc.                                        1,000  $   1.00     1,000             1         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

(d)  INSERT FOR PLEDGE AGREEMENT FROM RALSTON RESORTS
     ------------------------------------------------


Keystone Conference Services, Inc.                          1,000  $   1.00     1,000             3         100%  None

Keystone Development Sales, Inc.                              100  $   1.00       100             5         100%  None

Keystone Food & Beverage Company                               10  $ 100.00        10             3         100%  None

Keystone Resort Property Management Company                   100  $   1.00       100             9         100%  None

Rights with respect to Distributions from Keystone/Intrawest L.L.C.

(e)  INSERT FOR PLEDGE AGREEMENT FROM VAIL ASSOCIATES REAL ESTATE GROUP, INC.
     ------------------------------------------------------------------------

Vail Associates Holdings, Ltd.                              1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail Associates Real Estate, Inc.                           1,000  $   1.00       800             3          80%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

Vail Associates Consultants, Inc.                           1,000  $   1.00       800             4         100%  Prior Lien under
                                                                                  200             6               Collateral Agency
                                                                                                                  Agreement


Vail Associates Management Company                          1,000  $   1.00     1,000             2         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

(f)  INSERT FOR PLEDGE AGREEMENT FROM BEAVER CREEK ASSOCIATES, INC.
     --------------------------------------------------------------

Beaver Creek Food Services, Inc.                            1,000  $   1.00     1,000             1         100%  Prior Lien under
                                                                                                                  Collateral Agency
                                                                                                                  Agreement

(g)  INSERT FOR PLEDGE AGREEMENT FROM VAIL ASSOCIATES REAL ESTATE, INC.
     ------------------------------------------------------------------

Vail Associates Ranch and Land Company                      1,000  $   1.00       800             5         100%  Prior Lien under
                                                                                  200             6               Collateral Agency
                                                                                                                  Agreement


Slifer, Smith & Frampton/Vail Associates Real                 N/A       N/A        50%          N/A          50%  Prior Lien under
 Estate, L.L.C.                                                                                                   Collateral Agency
                                                                                                                  Agreement

                                   EXHIBIT D
                                   ---------

                                  LOAN REQUEST

                              ______________, 19__


NationsBank of Texas, N.A., as Agent
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:  Frank M. Johnson
       Fax:  (214) 508-0980

       Reference is made to the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among THE VAIL CORPORATION, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.2(a) of the Credit Agreement that it requests a Loan under the Credit Agreement on the following terms:

       (A)  Loan Date (a Business Day)
       (B)  Principal Amount of Loan*
       (C)  Type of Loan**
       (D)  For LIBOR Loan, Interest Period
            and the last day thereof***
       (E)  Tranche****

       Please deposit the requested Loan in our account with you [and then wire transfer amounts from that account as follows:


       Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Loan Date specified above after giving effect to such Loan: (a) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (except to the extent that (i) they speak to a specific date or (ii) the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement); and (b) no Material Adverse Event has occurred and no Default or Potential Default exists.

                                    Very truly yours,

                                    THE VAIL CORPORATION


                                    By
                                    Name:
                                    Title:



  * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan); not less than $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan).

 **  LIBOR Loan or Base Rate Loan.

***  LIBOR Loan -- 1, 2, 3 or 6 months.
     In no event may the Interest Period end after the appropriate Termination Date.

**** Revolving Credit Loan, Tranche A Term Loan or Tranche B Term Loan.

                                   EXHIBIT E
                                   ---------

                             COMPLIANCE CERTIFICATE
                  FOR _____________ ENDED _____________, 19__



NationsBank of Texas, N.A., as Agent
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:  Frank M. Johnson
       Fax:  (214) 508-0980

       Reference is made to the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among THE VAIL CORPORATION, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

       This certificate is delivered pursuant to SECTION 8.1 of the Credit Agreement.

       I certify to Agent that I am the Chief Financial Officer of Borrower on the date hereof and that:

       1. The financial statements attached hereto were prepared in accordance with GAAP (except for the omission of footnotes from financial statements delivered pursuant to SECTION 8.1(b)) and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies as of, and for the _____________________ ending on _____________, 19__
(the "SUBJECT PERIOD").

       2. During the Subject Period, no Default or Potential Default has occurred which has not been cured or waived (except for any Defaults set forth on the attached schedule).

       3.   Evidence of compliance by Borrower with the financial covenants of
SECTION 10 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached calculation worksheet.

       4. If this certificate is delivered with financial statements for a period ending on September 30, the calculation of the Restricted Companies' Excess Cash Flow for the fiscal year of the Companies ending on such date is set forth on the attached calculation worksheet.

                                    Very truly yours,



                                    Name:
                                    Chief Financial Officer

                              ANNEX A TO EXHIBIT E
                              --------------------

                     CREDIT FACILITY COVENANTS CALCULATIONS

                          ___________________, ______

                                                                                                      ______ Months
                                                                                                   Ended     -     -
                                                                                                   ------------------
10.1  MAXIMUM LEVERAGE RATIO:

    (a)  FUNDED DEBT OF THE RESTRICTED COMPANIES:

         (i)    Funded Debt of the Companies per the Financial Statements                          $
         (ii)   Minus the following items of Funded Debt for the following
                -----
                Unrestricted Subsidiaries:
                (A)  Vail Associates Investments, Inc.                                                             ( )
                (B)  _______________________                                                                       ( )
         (iii)  Plus the principal portion of all Capital Lease obligations
                ----
                of the Companies per the Financial Statements                                      $
         (iv)   Minus the principal portion of the following Capital Lease
                -----
                obligations for the following Unrestricted Subsidiaries:
                (A)  Vail Associates Investments, Inc.                                                             ( )
                (B)  _______________________                                                                       ( )
         TOTAL FUNDED DEBT OF THE RESTRICTED COMPANIES                                                              $
                                                                                                                   ===
    (b)  RESORT EBITDA:
         (i)    EBITDA of the Companies for the last four fiscal quarters per
                the Financial Statements                                                           $
         (ii)   Plus pro forma EBITDA for assets acquired during such period                       $
                ----
         (iii)  Minus pro forma EBITDA for assets disposed of during such period                                   ( )
                -----
         (iv)   Minus EBITDA for such period related to real estate activities                                     ( )
                -----
         (v)    Minus the following EBITDA for such period attributable to the
                -----
                following Unrestricted Subsidiaries:
                (A)  Vail Associates Investments, Inc.                                                             ( )
                (B)  _______________________                                                                       ( )
         TOTAL RESORT EBITDA OF THE RESTRICTED COMPANIES                                                            $
                                                                                                                   ===

     Ratio
     Maximum Ratio

10.2     MINIMUM FIXED CHARGE COVERAGE RATIO:
    (a)  COVERAGE
         (i)  Resort EBITDA for the last four fiscal quarters (from 10.1(b) above)                 $
         (ii) Minus "Adjusted Capital Expenditures" (as defined in (S) 10.2 of
              -----
              the Agreement) for such period                                                                       ( )
                                                                                                                   ---
                                                                                                                    $

    (b)  FIXED CHARGES
         (i)  Scheduled Principal Payments and interest on the Obligation for
              the last four fiscal quarters                                                        $
         (ii) Plus scheduled principal and interest payments on all other
              ----
              Funded Debt during such period (other than VRI's 12- 1/4% Senior
              Subordinated Notes Due 2002)                                                                          $

     Ratio                                                                                                          $


    Minimum required ratio

10.3     INTEREST COVERAGE RATIO
    (a)  Resort EBITDA for the last four fiscal          $
         quarters (from 10.1(b) above)

    (b)  Payments of interest on the Restricted          $
         Companies in the last four fiscal quarters

    Ratio
    Minimum required ratio


                                   EXHIBIT F
                                   ---------

                               CONVERSION REQUEST

                              ______________, 19__

NationsBank of Texas, N.A., as Agent
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:   Frank M. Johnson
        Fax:  (214) 508-0980

        Reference is made to the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among THE VAIL CORPORATION, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

        The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Credit Agreement that it elects to convert all or part of a Loan under the Credit Agreement from one Type to another Type or elects a new Interest Period for a LIBOR Loan on the following terms:

(A)  Date of conversion or last day of
     applicable Interest Period (a Business Day)

(B) Type**, Principal Amount*, and Tranche**** of Existing Borrowing being converted

(C)  New Type of Borrowing selected**

(D)  For conversion to a LIBOR Rate Borrowing, the
     Interest Period selected and the last day thereof***

(E)  Type** and Principal Amount* of Existing Borrowing
     Being Continued

(F)  For continuation of a LIBOR Rate Borrowing, the
     Interest Period selected and the last day thereof***

                              Very truly yours,

                              THE VAIL CORPORATION


                              By:
                              Name:
                              Title:


  * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan); not less than $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan).

 **   LIBOR Loan or Base Rate Loan.

*** 1, 2, 3 or 6 months. The Interest Period may not end after the appropriate Termination Date.

****  Revolving Credit Loan, Tranche A Term Loan or Tranche B Term Loan.

                                   EXHIBIT G
                                   ---------

                                   LC REQUEST


                              ______________, 19__


NationsBank of Texas, N.A., as Agent
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:   Frank M. Johnson
        Fax:  (214) 508-0980


        Reference is made to the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among THE VAIL CORPORATION, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

        The undersigned hereby gives you notice pursuant to SECTION 2.3(a) of the Credit Agreement that it requests the issuance of an LC under the LC Subfacility on the following terms:

  (A)  Face amount of the LC*  _____________________________________
  (B)  Date on which the LC is to be issued (a Business Day) _______
  (C)  Expiration date of the LC** _________________________________

        Accompanying this notice is a duly executed and properly completed LC Agreement, together with the payment of any LC fees due and payable pursuant to
SECTION 4.3 of the Credit Agreement.

        Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the LC after giving effect to the issuance of such LC:
(a) all of the representations and warranties in the Loan Papers are true and correct in all material respects (except to the extent that (i) they speak to a specific date or (ii) the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement); (b) no Material Adverse Event has occurred; and (c) no Default or Potential Default exists.

                              Very truly yours,

                              THE VAIL CORPORATION


                              By:
                              Name:
                              Title:


 *   Not greater than the lesser of (i) an amount which when added to the LC
                          ------
     Exposure does not exceed $85,000,000 or (ii) the unused and available portion of the aggregate commitment under the Revolving Credit.

 ** Not later than 13 months after issuance (subject to self-extension with up to 120 days' cancellation notice by Agent to the beneficiary), except for the BC Housing LC and the Smith Creek LCs.

                                   EXHIBIT H
                                   ---------

                                   ASSIGNMENT

  Reference is made to the Credit Agreement dated as of January 3, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among THE VAIL CORPORATION ("BORROWER"), NationsBank of Texas, N.A., as agent ("AGENT"), and NationsBank of Texas, N.A., and the other lenders party thereto from time to time (collectively, "LENDERS"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. ______________________ ("ASSIGNOR"), and _______________________ ("ASSIGNEE")
agree as follows:

  1. Assignor hereby sells and assigns to Assignee (without recourse to Assignor) [INSERT AS APPROPRIATE: ______ percent (____%) of its Rights under the Loan Papers with respect to the Revolving Credit Tranche, ______ percent (____%) of its Rights under the Loan Papers with respect to the Tranche A Term Loan, and ______ percent (____%) of its Rights under the Loan Papers with respect to the Tranche B Term Loan,] and Assignee hereby purchases and accepts from Assignor such Rights and assumes the related obligations of Assignor under the Loan Papers, including, without limitation, [INSERT AS APPROPRIATE: (a) ______ percent (____%) of (i) all Loans funded by Assignor and outstanding on the Effective Date (as defined below) under the Revolving Credit Tranche, together with interest accruing thereon on and after the Effective Date, (ii) all LCs issued under the LC Subfacility of the Revolving Credit Tranche and uncancelled as of the Effective Date, and (iii) the commitment fee (as described in SECTION 4.4 of the Credit Agreement) that is earned by Lenders with respect to the Revolving Credit Tranche from and after the Effective Date and paid by Borrower after the Effective Date, (b) ______ percent (____%) of all Loans funded by Assignor and outstanding on the Effective Date under the Tranche A Term Loan, together with interest accruing thereon on and after the Effective Date, and (c) ______ percent (____%) of all Loans funded by Assignor and outstanding on the Effective Date under the Tranche B Term Loan, together with interest accruing thereon on and after the Effective Date.]. From and after the Effective Date, (x) Assignee shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Papers and (y) Assignor shall relinquish the Rights assigned and, to the extent of the Rights assigned, be released from its obligations under the Loan Papers.

  2. Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any Company in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility, or value of any Loan Paper, other than that it is the sole legal and beneficial owner of the interest[s] being assigned by it hereunder and that such interest[s] is [are] free and clear of any claim, encumbrance, or participation;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its respective obligations under any Loan Paper; (c) represents and warrants that (i) it possesses all requisite authority and power to execute, deliver, and comply with the terms of the Loan Papers (including, without limitation, this Assignment), (ii) the Loan Papers constitute the entire agreement among Borrower, Agent, and Lenders [INCLUDE FOLLOWING PROVISO IF AGENT IS ASSIGNOR: (provided, however, that Assignor and
Borrower have executed a fee letter dated as of         *        , 1996, that
                                                -----------------
does not inure to the benefit of any Lender or Assignee)], (iii) the Credit Agreement has not been amended, and (iv) to its knowledge, no Default or Potential Default has occurred pursuant to the Loan Papers (other than those described on an annex to this Agreement, if any); and (d) attaches the Note[s] held by it and requests that Agent exchange such Note[s] for [a new Note] [new Notes] executed by Borrower and payable to Assignee [and Assignor] in accordance with Paragraph 1 above.

  3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) represents and warrants that it does not consider any amount paid by it to Assignor hereunder a loan by it to Assignor; and (g) (i) represents and warrants to Assignor that under applicable laws and treaties no taxes will be required to be withheld by Agent, Borrower, or Assignor with respect to any payments to be made to Assignor in respect of the Obligation, (ii) attaches hereto two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001 or
Form W-8 (wherein Assignee claims entitlement to complete exemption from U.S. federalwithholding tax on all interest payments made on the Obligation), and
(iii) agrees to provide to Assignor, Agent, and Borrower a new Form 4224, Form 1001 or Form W-8 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption./1/

  4. The effective date for this Assignment shall be ______________, 19___ (the "EFFECTIVE DATE").

  5. From and after the Effective Date, Agent shall make all payments in respect of the interest[s] assigned hereby (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

  6. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

  7. This Assignment (a) embodies the entire agreement between Assignor and Assignee, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, (b) is not intended to evidence a "purchase" or "sale" of a "security" within the meaning of any Law, and (c) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Assignment, it shall not be necessary to reproduce or account for more than one such counterpart.

  8. Any amounts due hereunder from Assignor to Assignee shall be wire transferred by Assignor to Assignee's account at ____________________, ABA #________, for credit to ________________________, Attention:
______________________; Reference: THE VAIL CORPORATION. Any amounts due hereunder from Assignee to Assignor shall be wire transferred by Assignee to Assignor's account at _____________________, ABA #___________, for credit to
________________________, Attention:  _____________________; Reference:  THE
VAIL CORPORATION. For purposes of amending SCHEDULE 1 to the Credit Agreement, Assignee's address, contact person, and facsimile number are as follows:
                                                                               .

  EXECUTED as of the Effective Date.

[ASSIGNOR]                          [ASSIGNEE]


  By:                               By:
  Name:                             Name:
  Title:                            Title:

______________

/1/ Clause (g) may be deleted if Assignee is not a foreign entity.

CONSENTED TO:/2/

NATIONSBANK OF TEXAS, N.A., AS AGENT    THE VAIL CORPORATION, AS BORROWER


  By:                               By:
  Name:                             Name:
  Title:                            Title:

_____________

/2/ Consent not required if Assignee is Affiliate of Assignor.